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                                                                  EXECUTION COPY


                      AGREEMENT AND PLAN OF REORGANIZATION


                                  BY AND AMONG


                                ONDISPLAY, INC.,

                         OBIONE ACQUISITION CORPORATION

                                       AND

                          OBERON SOFTWARE INCORPORATED

                                       AND

                                JOSEPH CHAPPELL,
                          AS STOCKHOLDER REPRESENTATIVE

                          DATED AS OF JANUARY 17, 2000


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                                TABLE OF CONTENTS

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ARTICLE I       THE MERGER..........................................................................2

                1.1      The Merger.................................................................2
                1.2      Effective Time.............................................................2
                1.3      Effect of the Merger.......................................................2
                1.4      Certificate of Incorporation and Bylaws....................................2
                1.5      Directors and Officers.....................................................3
                1.6      Effect of Merger on the Capital Stock of the Constituent Corporations......3
                1.7      Surrender of Certificates..................................................4
                1.8      No Further Ownership Rights in Company Common Stock........................6
                1.9      Lost, Stolen or Destroyed Certificates.....................................6
                1.10     Tax Consequences...........................................................7
                1.11     Lock-up....................................................................7
                1.12     Definitions................................................................7
                1.13     Taking of Necessary Action; Further Action.................................9

ARTICLE II      REPRESENTATIONS AND WARRANTIES OF THE COMPANY.......................................9

                2.1      Organization of the Company...............................................10
                2.2      Company Capital Structure.................................................10
                2.3      Authority.................................................................11
                2.4      No Conflict...............................................................11
                2.5      Consents..................................................................11
                2.6      Company Financial Statements..............................................12
                2.7      No Undisclosed Liabilities................................................12
                2.8      No Changes................................................................12
                2.9      Tax Matters...............................................................14
                2.10     Restrictions on Business Activities.......................................16
                2.11     Title of Properties; Absence of Liens and Encumbrances....................16
                2.12     Intellectual Property.....................................................17
                2.13     Agreements, Contracts and Commitments.....................................19
                2.14     Interested Party Transactions.............................................20
                2.15     Governmental Authorization................................................20
                2.16     Litigation................................................................21
                2.17     Minute Books..............................................................21
                2.18     Environmental Matters.....................................................21
                2.19     Brokers' and Finders' Fees; Third Party Expenses..........................22
                2.20     Employee Benefit Plan and Compensation....................................22
                2.21     Insurance.................................................................25
                2.22     Compliance with Laws......................................................26
                2.23     Representations Complete..................................................26
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ARTICLE III     REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB...................................26

                3.1      Organization, Standing and Power..........................................26
                3.2      Authority.................................................................26
                3.3      Consents..................................................................27
                3.4      Parent Common Stock.......................................................27
                3.5      Intellectual Property.....................................................27
                3.6      Litigation................................................................27
                3.7      SEC Reports; Financial Statements.........................................27
                3.8      Representations Complete..................................................28

ARTICLE IV      CONDUCT PRIOR TO THE EFFECTIVE TIME................................................28

                4.1      Conduct of Business of the Company........................................28
                4.2      No Solicitation...........................................................31

ARTICLE V       ADDITIONAL AGREEMENTS..............................................................31

                5.1      Information Statement; Registration Statement; Other Filings..............31
                5.2      Access to Information.....................................................33
                5.3      Confidentiality...........................................................33
                5.4      Expenses..................................................................34
                5.5      Public Disclosure.........................................................34
                5.6      FIRPTA Compliance.........................................................34
                5.7      Reasonable Efforts........................................................34
                5.8      Notification of Certain Matters...........................................34
                5.9      Additional Documents and Further Assurances...............................35
                5.10     S-8 Registration..........................................................35
                5.11     Employee Arrangements and Items...........................................35
                5.12     Affiliate Agreements......................................................36
                5.13     Nasdaq Listing............................................................36
                5.14     Indemnification and Insurance.............................................36
                5.15     Termination of 401(k) Plan................................................36
                5.16     Termination of Severance Plans............................................36

ARTICLE VI      CONDITIONS TO THE MERGER...........................................................37

                6.1      Conditions to Obligations of Each Party to Effect the Merger..............37
                6.2      Conditions to the Obligations of Parent and Sub...........................38
                6.3      Conditions to Obligations of the Company..................................39

ARTICLE VII     SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW.................................40

                7.1      Survival of Representations, Warranties and Covenants.....................40
                7.2      Indemnification...........................................................40
                7.3      Escrow Arrangements.......................................................40
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                7.4      Stockholder Representative................................................46
                7.5      Maximum Payments; Remedy..................................................47

ARTICLE VIII    TERMINATION, AMENDMENT AND WAIVER..................................................47

                8.1      Termination...............................................................47
                8.2      Effect of Termination.....................................................48
                8.3      Amendment.................................................................48
                8.4      Extension; Waiver.........................................................48

ARTICLE IX      GENERAL PROVISIONS.................................................................49

                9.1      Notices...................................................................49
                9.2      Interpretation............................................................50
                9.3      Counterparts..............................................................50
                9.4      Entire Agreement; Assignment..............................................50
                9.5      Severability..............................................................50
                9.6      Other Remedies............................................................50
                9.7      Governing Law.............................................................51
                9.8      Rules of Construction.....................................................51
                9.8      Rules of Construction.....................................................51
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                                                                  EXECUTION COPY


        THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made and entered into as of January 17, 2000 by and among OnDisplay, Inc., a Delaware corporation ("Parent"), ObiOne Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent ("Sub"), Oberon Software Incorporated, a Massachusetts corporation (the "Company"), and with respect to Article VII and
Article IX hereof, Joseph Chappell (the "Stockholder Representative").

                                    RECITALS

        A. The Boards of Directors of each of Parent, Sub and the Company believe it is in the best interests of each company and its respective stockholders that Parent acquire the Company through the statutory merger of Sub with and into the Company (the "Merger") and, in furtherance thereof, have approved the Merger.

        B. Pursuant to the Merger, among other things, (i) all of the issued and outstanding Company Capital Stock shall be converted into the right to receive the consideration set forth herein, and (ii) the stock option plans of the Company and all issued and outstanding options to purchase capital stock of the Company shall be assumed by the Surviving Corporation with shares of common stock of Parent being substituted for the shares of capital stock of the Company issuable thereunder.

        C. A portion of the consideration otherwise payable by Parent in connection with the Merger in respect of outstanding Company Capital Stock shall be placed in escrow by Parent as security for the indemnification obligations set forth in this Agreement.

        D. Concurrent with the execution and delivery of this Agreement, as a material inducement to Parent and Sub to enter into this Agreement, certain stockholders of the Company are entering into Voting Agreements, in the form attached hereto as Exhibit A (the "Voting Agreements"), with Parent, certain employees of the Company are entering into Non-Competition Agreements in the form attached hereto as Exhibit B, and certain other employees of the Company are entering into Non-Competition Agreements in the form attached hereto as Exhibit B-1 (together with Exhibit B, the "Non-Competition Agreements").

        E. Concurrent with the execution and delivery of this Agreement, as a material inducement to the Company to enter into this Agreement, certain stockholders of Parent are entering Parent Voting Agreements in the form attached hereto as Exhibit C (the "Parent Voting Agreements").

        F. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended.

        NOW, THEREFORE, in consideration of the mutual agreements, covenants and other promises set forth herein, the mutual benefits to be gained by the performance thereof, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, the parties hereby agree as follows:


                                    ARTICLE I
                                   THE MERGER

        1.1 The Merger. At the Effective Time (as defined in Section 1.2 hereof) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the General Corporation Law of the Commonwealth of Massachusetts ("Massachusetts Law"), Sub shall be merged with and into the Company, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation and as a wholly-owned subsidiary of Parent. The surviving corporation after the Merger is sometimes referred to hereinafter as the "Surviving Corporation."

        1.2 Effective Time. Unless this Agreement is earlier terminated pursuant to Section 8.1 hereof, the closing of the Merger (the "Closing") will take place as promptly as practicable after the execution and delivery hereof by the parties hereto, but no later than five (5) business days following satisfaction or waiver of the conditions set forth in Article VI hereof, at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, Spear Street Tower, One Market, San Francisco, California, 94105, unless another time and/or place is mutually agreed upon in writing by Parent and the Company. The date upon which the Closing actually occurs shall be referred to herein as the "Closing Date." On the Closing Date, the parties hereto shall cause the Merger to be consummated by filing Articles of Merger (or like instrument) with the Secretary of the Commonwealth of Massachusetts (the "Articles of Merger"), in accordance with the applicable provisions of Massachusetts Law (the time of acceptance by the Secretary of the Commonwealth of Massachusetts of such filing, or such later time as may be specified in the Articles of Merger, shall be referred to herein as the "Effective Time").

        1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Massachusetts Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise agreed to pursuant to the terms of this Agreement, all the property, rights, privileges, powers and franchises of the Company and Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Sub shall become the debts, liabilities and duties of the Surviving Corporation.

        1.4 Certificate of Incorporation and Bylaws.

               (a) Unless otherwise determined by Parent prior to the Effective Time, the articles of organization of Sub, as in effect immediately prior to the Effective Time, shall be the articles of organization of the Surviving Corporation at the Effective Time until thereafter amended in accordance with Massachusetts Law and as provided in such articles of organization; provided, however, that at the Effective Time, Article I of the Articles of Organization of the Surviving Corporation shall be amended and restated in its entirety to read as follows: "The name of the corporation is Oberon Software Incorporated."


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               (b) Unless otherwise determined by Parent prior to the Effective
Time, the bylaws of Sub immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation at the Effective Time until thereafter amended in accordance with Massachusetts Law and as provided in the articles of organization of the Surviving Corporation and such bylaws.

        1.5 Directors and Officers.

               (a) Unless otherwise determined by Parent prior to the Effective Time, the directors of Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation immediately after the Effective Time, each to hold the office of a director of the Surviving Corporation in accordance with the provisions of Massachusetts Law and the articles of organization and bylaws of the Surviving Corporation until their successors are duly elected and qualified.

               (b) Unless otherwise determined by Parent prior to the Effective Time or as otherwise provided herein, the officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation immediately after the Effective Time, each to hold office in accordance with the provisions of the bylaws of the Surviving Corporation.

        1.6 Effect of Merger on the Capital Stock of the Constituent
Corporations.

               (a) Conversion of Company Capital Stock. At the Effective Time, each outstanding share of Company Common Stock and Preferred (collectively, the "Company Capital Stock"), upon the terms and subject to the conditions set forth below and throughout this Agreement, will be canceled and extinguished and be converted automatically into the right to receive such number of shares of Parent Common Stock equal to the Exchange Ratio, upon the terms and subject to conditions set forth in this Section 1.6 and throughout this Agreement, including, without limitation, the escrow provisions set forth in Article VII hereof.

               (b) Assumption of Company Plans and Options. As soon as practicable following the Closing but effective as of the Effective Time, the Company's 1990 and 1998 Stock Incentive Plans (collectively, the "Plan") and each Company Option shall be assumed by the Surviving Corporation. Each Company Option so assumed by Parent pursuant to this Section 1.6(b) shall continue to have, and be subject to, the same terms and conditions (including vesting terms) set forth in the Plan, and the option agreements relating thereto, as in effect immediately prior to the Effective Time, except that (A) such assumed Company Option will be exercisable for that number of whole shares of Parent Common Stock equal to the product of the number of shares of Company Common Stock that were issuable upon exercise of such Company Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of Parent Common Stock, and (B) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Company Option shall be equal to the quotient obtained by dividing the exercise price per share of Company Common Stock at which such assumed Company Option was exercisable immediately prior to the Closing Date by the Exchange Ratio, rounded up to the nearest whole cent. Parent will issue to each holder of an outstanding Company Stock Option a notice describing the foregoing assumption of such Company Stock Option by Parent. It is intended that Company Stock Options assumed by the Surviving Corporation shall qualify following the


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Effective Time as incentive stock options as defined in Section 422 of the Code to the extent Company Stock Options qualified as incentive stock options immediately prior to the Effective Time and the provisions of this Section 1.6(b) shall be applied consistent with such intent.

               (c) Withholding Taxes. Any amounts payable to any Stockholder pursuant to this Section 1.6 shall be subject to, and reduced by an amount equal to, the amount of any state, federal and foreign withholding taxes incurred (and not previously paid by or on behalf of such stockholder of the Company) in connection with the acquisition of Company Common Stock or Preferred upon the exercise of Company Options, upon the lapsing of repurchase rights in respect of shares of Company Common Stock, or upon payment of a bonus in the form of Company Common Stock, if any, to such stockholder.

               (d) Stockholder Loans. In the event that any Stockholder has outstanding loans from the Company as of the Effective Time, the consideration payable to such stockholder pursuant to this Section 1.6 shall be reduced by an amount equal to the outstanding principal plus accrued interest of such stockholder's loans as of the Effective Time.

               (e) Capital Stock of Sub. Each share of common stock of Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation. Each stock certificate of Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

               (f) Fractional Shares. No fraction of a share of Parent Common Stock will be issued, but in lieu thereof, each holder of shares of Company Common Stock and Preferred (including Company Common Stock issuable upon exercise of outstanding Company Options at the Effective Time) who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock to be received by such holder) shall be entitled to receive from Parent an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by
(ii) the Trading Price.

               (g) Sufficient Reserved Shares. Parent will reserve sufficient shares of Parent Common Stock for issuance under this Section 1.6.

               (h) Adjustments to Exchange Ratio. The Exchange Ratio shall be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock or Company Common Stock or Preferred), reorganization, recapitalization, reclassification or other like change with respect to Parent Common Stock or Company Common Stock or Preferred occurring on or after the date hereof and prior to the Effective Time.

        1.7 Surrender of Certificates.

               (a) Exchange Agent. The Corporate Secretary of Parent shall serve as the exchange agent (the "Exchange Agent") for the Merger.


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               (b) Parent to Provide Parent Common Stock. Promptly after the
Effective Time, Parent shall make available to the Exchange Agent for exchange in accordance with this Article I the shares of Parent Common Stock issuable pursuant to Section 1.6 in exchange for outstanding shares of Company Common Stock and Preferred; provided that, on behalf of the Stockholders, Parent shall deposit into the Escrow Fund (as defined in Section 7.3(a)) a number of shares of Parent Common Stock equal to the Escrow Amount out of the aggregate number of shares of Parent Common Stock otherwise issuable to the Stockholders pursuant to
Section 1.6. Each Stockholder shall be deemed to have contributed his or her Pro Rata Portion of the Escrow Amount to the Escrow Fund (as defined in Section 7.3(a) below).

               (c) Exchange Procedures. On or promptly after the Effective Time, the Stockholders will surrender the certificates representing their Company Common Stock and Preferred (the "Stock Certificates") to the Exchange Agent for cancellation together with a letter of transmittal in such form and having such provisions that Parent may reasonably request. Upon surrender of a Stock Certificate for cancellation to the Exchange Agent, or such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, subject to the terms of Section 1.7(f) hereof, the holder of such Stock Certificate shall be entitled to receive from the Exchange Agent in exchange therefor a certificate representing the number of whole shares of Parent Common Stock (less the number of shares of Parent Common Stock to be deposited in the Escrow Fund on such holder's behalf pursuant to Section 1.7(b) above and Article VII hereof), and the Stock Certificate so surrendered shall be canceled. Until so surrendered, each outstanding Stock Certificate will be deemed from and after the Effective Time, and for all corporate purposes, to evidence only the ownership of the number of full shares of Parent Common Stock into which such shares of Company Common Stock and Preferred shall have been so converted.

               (d) Dissenting Stockholders.

                      (i) Notwithstanding any provision of this Agreement to the contrary, any shares of Company Common Stock or Preferred held by a holder who, immediately prior to the Effective Time, acting in accordance with Sections 86 to 98 of Chapter 156B of the Massachusetts Law, (i) prior to the special meeting at which the Stockholders vote to approve the Merger (the "Special Meeting") has delivered to the Company written notice of his intention to demand payment for his shares of Company Common Stock or Preferred if the Merger is effectuated and
(ii) has not voted in favor of the Merger, shall not have his shares of Company Common Stock or Preferred converted into a right to receive shares of Parent Common Stock. If, however, after the Effective Time such holder withdraws or loses his right to demand payment for his Company Common Stock or Preferred, such Company Common Stock or Preferred shall be treated as if it had been converted as of the Effective Time and (i) as of the occurrence of such event, such holder's Company Common Stock or Preferred shall treated as if it had been converted as of the Effective Time into the right to receive that number of shares of Parent Common Stock as is set forth Section 1.6 hereof, and (ii) promptly following the occurrence of such event, the Parent shall deliver to the Exchange Agent a certificate representing 90% of the shares of Parent Common Stock to which such holder is entitled pursuant to Section 1.6(a) and shall deliver to the Escrow Agent a certificate representing the remaining 10% of the shares of Parent Common Stock to which such holder is entitled pursuant to


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

Section 1.6(a) (which shares shall be considered part of the Escrow Fund for all purposes of this Agreement).

                      (ii) The Company shall give the Parent (i) prompt notice of any written demands for payment of any Company Common Stock or Preferred, withdrawals of such demands, and any other instruments that relate to such demands received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the Massachusetts Law. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal of Company Common Stock or Preferred or offer to settle or settle any such demands.

               (e) Distributions With Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Stock Certificate with respect to the shares of Parent Common Stock represented thereby until the holder of record of such Stock Certificate shall surrender such Stock Certificate. Subject to applicable law, following surrender of any such Stock Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock.

               (f) Transfers of Ownership. If any certificate for shares of Parent Common Stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it will be a condition of the issuance and/or delivery thereof that the certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Parent Common Stock in any name other than that of the registered holder of the certificate surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

               (g) No Liability. Notwithstanding anything to the contrary in this Section 1.7 hereof, neither the Exchange Agent, the Surviving Corporation nor any party hereto shall be liable to a holder of shares of Company Common Stock or Preferred for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

        1.8 No Further Ownership Rights in Company Common Stock. The shares of Parent Common Stock paid in respect of the surrender for exchange of shares of Company Common Stock and Preferred in accordance with the terms hereof, shall be deemed to be full satisfaction of all rights pertaining to such shares of Company Common Stock and Preferred, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock and Preferred which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Stock Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

        1.9 Lost, Stolen or Destroyed Certificates. In the event any certificates evidencing shares of Company Common Stock/Preferred shall have been lost, stolen or destroyed, the Exchange Agent


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

shall issue in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof, such amount, if any, as may be required pursuant to Section 1.6 hereof; provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the stockholder who is the owner of such lost, stolen or destroyed certificates to deliver a bond in such amount as it may reasonably direct against any claim that may be made against Parent or the Exchange Agent with respect to the certificates alleged to have been lost, stolen or destroyed.

        1.10 Tax Consequences. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

        1.11 Lock-up. Each share of Parent Common Stock constituting Merger Shares may not be sold, transferred, hypothecated, pledged or otherwise transferred, without the prior written consent of Parent, prior to the earlier of (i) July 18, 2000 or (ii) the date on which any holders of Parent Common Stock that executed agreements with Fleet Boston, Robertson Stephens, Inc., Deutsche Bank AG, London Alex. Brown and Society General S.A. in connection with the initial public offering of the Parent Common Stock are permitted to sell shares of Parent Common Stock in an offering or otherwise. Parent may, in its sole discretion, legend the Merger Shares to give effect to this Section 1.11 and place stop transfer instructions with Parent's stock transfer agent to enforce this Section 1.11.

        1.12. Definitions. For all purposes of this Agreement, the following terms shall have the following respective meanings:

               "Company Common Stock" shall mean shares of common stock, $.01 par value, of the Company.

               "Company Material Adverse Effect" shall mean, for purposes of this Agreement, any change, event or effect that is materially adverse to the business, assets (including intangible assets), condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole except for those changes, events and effects that are caused by (i) conditions affecting the United States economy as a whole, (ii) conditions affecting the industry in which Company competes as a whole, (iii) conditions resulting from the announcement or the pendency of the Merger, or (iv) actions that the Parent may take or not take in response to requests made by the Company for permission to take actions prohibited by, or to refrain from taking actions required by, Section 4.1.

               "Company Options" shall mean all issued and outstanding options, warrants or other rights to purchase or otherwise acquire Company Common Stock (whether or not vested) held by any person or entity.

               "Escrow Agent" means a financial institution selected by Parent and reasonably acceptable to the Company to act hereunder as escrow agent.

               "Escrow Amount" shall mean, with respect to each Stockholder, an amount of Parent Common Stock equal to ten (10%) percent of the Merger Shares issued to such Stockholder pursuant to Section 1.6.

               "Estimated Third Party Expenses" shall mean the amount of Third Party Expenses (as defined in Section 5.4) payable by the Company estimated by the Company in good faith and based on reasonable assumptions of the Closing Date.

               "Exchange Ratio" shall mean an amount equal to the quotient obtained by dividing (x) the Merger Shares, by (y) the Total Outstanding Shares.

               "GAAP" shall mean United States generally accepted accounting principles consistently applied.

               "Knowledge" shall mean with respect to the Company, the knowledge of the Company's officers, directors and other managers, provided that such persons shall have made due and diligent inquiry of those employees and contract workers of the Company whom such officers, directors and managers reasonably believe would have actual knowledge of the matters represented.

               "Merger Shares" shall mean the number of shares of Parent Common Stock equal to the quotient of (x) the Total Consideration divided by (y) the Trading Price.

               "Parent Common Stock" shall mean registered shares of common stock, par value $0.001 per share, of Parent.

               "Parent Material Adverse Effect" shall mean, for purposes of this Agreement, any change, event or effect that is materially adverse to the business, assets (including intangible assets), condition (financial or otherwise) or results of operations of Parent and its subsidiaries, taken as a whole (except for those changes, events and effects that are caused by (i) conditions affecting the United States economy as a whole, (ii) conditions affecting the industry in which Parent competes as a whole, (iii) conditions resulting from the announcement or the pendency of the Merger, (iv) or any decline in Parent's stock price).

               "Parent Option" shall mean any option to purchase shares of Parent Common Stock issued pursuant to the terms of Section 1.6(e) hereof in connection with the assumption of a Company Option.

               "Preferred" shall mean the Series 1 Participating Convertible Preferred Stock, $0.01 par value and the Series 2, Non-Participating Convertible Preferred Stock, $0.01 par value, of the Company.

               "Pro Rata Portion" shall mean with respect to each Stockholder an amount equal to the quotient obtained by dividing (x) the number of shares of Company Common Stock owned by such Stockholder as of the Effective Time, including shares of Company Common Stock obtainable upon conversion of the Preferred by (y) the aggregate number of shares of Company Common Stock owned by all Stockholders as of the Effective Time, including all shares of Company Common


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

Stock obtainable upon conversion of all Preferred issued and outstanding immediately prior to the Effective Time.

               "Retention Options" means up to 680,789 options to be granted, unless otherwise determined by Parent, to the persons indicated, and in the amounts indicated on Exhibit D-1 hereto which options shall (i) be granted under the Company's 1998 Stock Incentive Plan, (ii) shall have no acceleration or similar provisions (other than acceleration upon a change of control of Parent),
(iii) 25% of which shall vest on the one-year anniversary of the Effective Time and the remainder quarterly over the ensuing 36 months following such one-year anniversary, (iv) shall have an exercise price of not less than $2.50 per share and (v) which shall be otherwise in form and substance satisfactory to Parent.

               "Stockholder" shall mean each holder of any Company Common Stock and Preferred immediately prior to the Effective Time.

               "Total Consideration" shall be an amount equal to (x) $200,000,000 less the amount, if any, by which the Estimated Third Party Expenses exceed $750,000 plus an amount equal to the exercise price of all unexercised Company options, warrants and conversion of Comdisco debt referred to in the Company Disclosure Schedule immediately prior to the Effective Time (excluding the Retention Options).

               "Total Outstanding Shares" shall be the sum of (i) the aggregate number of shares of Company Common Stock (including any other rights convertible into, or exercisable or exchangeable for, shares of Company Common Stock on an as-converted, exercised or exchanged basis including, without limitation, the Preferred) issued and outstanding immediately prior to the Effective Time, and
(ii) the aggregate number of shares of Company Common Stock issued or issuable upon the exercise of all Company Options and warrants outstanding immediately prior to the Effective Time, whether vested or unvested, but excluding the Retention Options.

               "Trading Price" shall mean $91.5750.

        1.13 Taking of Necessary Action; Further Action. If at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company, Parent, Sub, and the officers and directors of the Company, Parent and Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

                                   ARTICLE II
                        REPRESENTATIONS AND WARRANTIES OF
                                   THE COMPANY

        The Company hereby represents and warrants to Parent and Sub, subject to such exceptions as are specifically disclosed in the disclosure letter (referencing the appropriate section and paragraph numbers) supplied by the Company to Parent (the "Company Disclosure Schedule") and dated as of the date hereof, that on the date hereof and (except as otherwise noted) as of the Effective Time as though made at the Effective Time as follows.

        2.1 Organization of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts. The Company has the corporate power to own its properties and to carry on its business as currently conducted and as currently contemplated to be conducted. The Company is duly qualified or licensed to do business and in good standing as a foreign corporation in each jurisdiction in which it conducts business except where the failure to so qualify would not have a Company Material Adverse Effect. The Company has delivered a true and correct copy of its articles of organization and bylaws, each as amended to date and in full force and effect on the date hereof, to Parent. The operations now being conducted by the Company are not now and have never been conducted by the Company under any other name.

        2.2 Company Capital Structure.

               (a) The authorized capital stock of the Company consists of 25,000,000 shares of Common Stock, of which 6,368,812 shares are issued and outstanding as of the date hereof and 31,000,000 shares of Preferred of which 14,219,598 shares are issued and outstanding as of the date hereof. The Company Common Stock and Preferred are held by the persons and in the amounts set forth in Section 2.2(a) of the Company Disclosure Schedule. All outstanding shares of Company Common Stock and Preferred are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the articles of organization or bylaws of the Company, and were issued free of any similar rights under any agreement to which the Company is a party or by which it is bound, and have been issued in compliance with federal and state securities laws. There are no declared or accrued but unpaid dividends with respect to any shares of Company Common Stock or Preferred. The Company has no other capital stock authorized, issued or outstanding.

               (b) Except for the Plan, the Company has never adopted or maintained any stock option plan or other plan providing for equity compensation of any person. The Company has reserved 3,764,689 shares of Company Common Stock for issuance to employees, contract workers and directors of, and consultants to, the Company upon the exercise of options granted under the Plan, of which 3,058,400 shares are issuable, as of the date hereof, upon the exercise of outstanding, unexercised options granted under the Plan. Section 2.2(b) of the Company Disclosure Schedule sets forth for each outstanding Company Option, the name of the holder of such option and the number of shares of Company Common Stock issuable upon the exercise of such option, the exercise price of such option, the vesting schedule for such option, including the extent vested to date and whether the vesting of such option will be accelerated by the transactions contemplated by this Agreement, and whether such option is intended to qualify as an incentive stock option as defined in Section 422 of the Code. Except for the Company Options, there are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company or obligating the Company to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or other similar rights with respect to the Company. Except as contemplated hereby, there are no voting trusts, proxies, or other agreements or understandings with respect to the voting stock of the Company.

        2.3 Authority. The Company has all requisite corporate power and authority to enter into this Agreement and any Related Agreements (as hereinafter defined in this Section 2.3) to which it is a party and to consummate the transactions contemplated hereby and thereby, subject to approval of this Agreement and the Merger by the Stockholders. The execution and delivery of this Agreement and any Related Agreements to which the Company is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company, and no further action is required on the part of the Company to authorize the Agreement and any Related Agreements to which it is a party and the transactions contemplated hereby and thereby, subject only to the approval of this Agreement and the Merger by the Stockholders. This Agreement and the Merger have been unanimously approved by the Board of Directors of the Company. This Agreement and each of the Related Agreements to which the Company is a party has been duly executed and delivered by the Company and assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. For all purposes of this Agreement, the term "Related Agreements" shall mean the Voting Agreements and the Articles of Merger.

        2.4 No Conflict. The execution and delivery by the Company of this Agreement and any Related Agreement to which the Company is a party, and the consummation of the transactions contemplated hereby and thereby, will not conflict with or result in any violation of or default under (with or without notice or lapse of time, or both) or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit under (any such event, a "Conflict") (i) any provision of the articles of organization or bylaws of the Company, (ii) any mortgage, indenture, lease, contract, covenant or other agreement, instrument or commitment, permit, concession, franchise or license to which the Company or any of its properties or assets (including intangible assets), is subject, or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its properties (tangible and intangible) or assets except with respect to such conflicts, violations or defaults, in the case of clauses (ii) and (iii), that would not in the aggregate have a Company Material Adverse Effect.

        2.5 No consent, waiver, approval, order or authorization of, or registration, declaration or filing with any court, administrative agency or commission or other federal, state, county, local or other foreign governmental authority, instrumentality, agency or commission (each, a "Governmental Entity") or any third party, including a party to any agreement with the Company (so as not to trigger any Conflict), is required by or with respect to the Company in connection with the execution and delivery of this Agreement and any Related Agreement to which the Company is a party or the consummation of the transactions contemplated hereby and thereby, except for (i) orders, authorizations, registrations, declarations and filings as may be required under applicable securities laws, (ii) the filing of the Articles of Merger with the Secretary of the Commonwealth of the Commonwealth of Massachusetts, and (iii) such other consents, waivers, approvals, orders, authorizations, registrations, declarations or filings which if not obtained or made would not have a Company Material Adverse Effect or otherwise have a material adverse effect on the ability of the parties to consummate the Merger.

        2.6 Company Financial Statements. The Company has provided to Parent its balance sheet as of December 31, 1999 (the "Current Balance Sheet"), and the related unaudited statements of income, cash flow and stockholders' equity for the periods then ended (the "Financials"). The Financials are correct in all material respects and have been prepared in accordance with GAAP consistently applied on a basis consistent throughout the periods indicated and consistent with each other (except that such financials do not contain footnotes and other presentation items that may be required by GAAP). The Financials present fairly the financial condition, operating results and cash flows of the Company as of the dates and during the periods indicated therein.

        2.7 No Undisclosed Liabilities. The Company has no liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other, that are required to be reflected in financial statements in accordance with GAAP, except for liabilities (i) reflected in the Financials, or (ii) liabilities that have arisen in the ordinary course of business consistent with past practices since December 31, 1999.

        2.8 No Changes. Since September 30 ,1999 there has not been, occurred or arisen any:

               (a) amendments or changes to the articles of organization of the Company;

               (b) amendments or changes to the bylaws of the Company;

               (c) payment, discharge or satisfaction, in any amount in excess of $25,000 in any one case, or $100,000 in the aggregate, of any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than payment, discharge or satisfaction in the ordinary course of business;

               (d) destruction of, damage to or loss of any material assets, material business or material customer of the Company (whether or not covered by insurance);

               (e) claim of wrongful discharge or other unlawful labor practice or action or any attempt to unionize employees;

               (f) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company other than as required by GAAP;

               (g) change in any material election in respect of Taxes (as defined below), adoption or change in any accounting method in respect of Taxes, agreement or settlement of any claim or assessment in respect of Taxes, or extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

               (h)    revaluation by the Company of any of its assets;

               (i) declaration, setting aside or payment of a dividend or other distribution (whether in cash, stock or property) in respect of any Company Common Stock or Preferred, or any split, combination or reclassification in respect of any shares of Company Common Stock or Preferred, or any issuance or authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of Company Common Stock or Preferred, or any direct or indirect repurchase, redemption, or other acquisition by the Company of any shares of Company Common Stock or Preferred (or options, warrants or other rights convertible into, exercisable or exchangeable therefor), except for the issuance of Company Options set forth in Section 2.2(b) of the Company Disclosure Schedule or issuance of shares of Company Common Stock in accordance with the agreements evidencing Company Options;

               (j) increase in the salary or other compensation payable or to become payable by the Company to any of its officers, directors, employees, contract workers or advisors, or the declaration, payment or commitment or obligation of any kind for the payment by the Company of a severance payment, termination payment, bonus or other additional salary or compensation to any such person;

               (k) other than in the ordinary course of business (which shall exclude exclusive licenses or arrangements) entered into any agreement, contract, covenant, instrument, lease, license or commitment to which the Company is a party or by which it or any of its assets (including intangible assets) are bound or permitted any termination, extension, amendment or modification the terms of any agreement, contract, covenant, instrument, lease, license or commitment to which the Company is a party or by which it or any of its assets are bound;

               (l) sale, lease, license (outside of the ordinary course of business) or other disposition of any of the material assets or material properties of the Company or any creation of any security interest in such material assets or material properties;

               (m) loan by the Company to any person or entity, incurring by the Company of any indebtedness, guaranteeing by the Company of any indebtedness, issuance or sale of any debt securities of the Company or guaranteeing of any debt securities of others, except for advances to employees or contract workers for travel and business expenses in the ordinary course of business consistent with past practices;

               (n) waiver or release of any material right or claim of the Company, including any write-off of any account receivable of the Company;

               (o) commencement, settlement, receipt of written notice of, or to the Knowledge of the Company threat of, any lawsuit or proceeding or other investigation against the Company or its affairs, or any reasonable basis for any of the foregoing;

               (p) notice of any claim or potential claim of ownership by any person other than the Company of the Company Intellectual Property (as defined in Section 2.12 hereof) owned by or developed or created by the Company or of infringement by the Company of any other persons Intellectual Property (as defined in Section 2.12 hereof);

               (q) issuance or sale, or contract to issue or sell, by the Company of any shares of Company Common Stock or securities convertible into, or exercisable or exchangeable for, shares of Company Common Stock, or any securities, warrants, options or rights to purchase any of the foregoing, except for issuance of Company Common Stock upon the exercise thereof;

               (r) other than in the ordinary course of business (which shall exclude exclusive licenses, distribution or similar agreements) (i) sale or licenses of any Company Intellectual Property or entering into of any agreement with respect to the Company Intellectual Property with any person or entity or with respect to the intellectual property of any person or entity, or (ii) purchase or license of any intellectual property or enter into of any agreement with respect to the intellectual property of any person or entity, (iii) agreement with respect to the development of any intellectual property with a third party, or (iv) taken any action prohibited under Section 4.1(b)(iii);

               (s) agreement or modification to any agreement pursuant to which any other party was granted marketing, distribution or similar rights of any type or scope with respect to any products or technology of the Company outside of the ordinary course of business;

               (t) any Company Material Adverse Effect; or

               (u) agreement by the Company or any officer or employee on behalf of the Company to do any of the things described in the preceding clauses (a) through (t) of this Section 2.8 (other than negotiations with Parent and its representatives regarding the transactions contemplated by this Agreement).

        2.9 Tax Matters.

               (a) Definition of Taxes. For the purposes of this Agreement, the term "Tax" or, collectively, "Taxes" shall mean (i) any and all federal, state, local and foreign taxes and other assessments, governmental charges, duties, impositions and liabilities in the nature of a tax, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts, (ii) any liability for the payment of any amounts of the type described in clause (i) of this Section 2.9(a) as a result of being a member of an affiliated, consolidated, combined or unitary group for any period, and (iii) any liability for the payment of any amounts of the type described in clauses (i) or (ii) of this Section 2.9(a) as a result of any express or implied obligation to indemnify any other person or as a result of any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

               (b) Tax Returns and Audits.

                      (i) As of the Effective Time, the Company will have timely filed all required federal, state, local and foreign returns, estimates, information statements and reports ("Returns") relating to any and all Taxes concerning or attributable to the Company or its operations and such Returns are true and correct in all material respects and have been completed in all material respects in accordance with applicable law.

                      (ii) As of the Effective Time, the Company (A) will have paid all Taxes it is required to pay and will have withheld with respect to its employees and contract workers all federal and state income taxes, Federal Insurance Contribution Act ("FICA"), Federal Unemployment Tax Act ("FUTA") and other Taxes required to be withheld, and (B) will have accrued on the Current Balance Sheet all unpaid Taxes attributable to the periods preceding the date of the Current Balance Sheet and will not have incurred any liability for Taxes for the period commencing on the date of the Current Balance Sheet and ending immediately prior to the Effective Time, other than in the ordinary course of business.

                      (iii) The Company has not been materially delinquent in the payment of any Tax, nor is there any Tax deficiency outstanding, assessed or proposed against the Company, nor has the Company executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax, which waiver remains in effect.

                      (iv) No audit or other examination of any Return of the Company is presently in progress, nor has the Company been notified of any request for such an audit or other examination.

                      (v) The Company has no liabilities for unpaid federal, state, local and foreign Taxes which have not been accrued or reserved on the Financials, whether asserted or unasserted, contingent or otherwise, and the Company has not incurred any liability for Taxes since the date of the Financials other than in the ordinary course of business.

                      (vi) The Company has made available to Parent or its legal counsel, copies of all foreign, federal, state and local income and all state and local sales and use Returns for the Company filed for all periods since the taxable year ended December 31, 1997.

                      (vii) There are (and immediately following the Effective Time there will be) no material liens, pledges, charges, claims, restrictions on transfer, mortgages, security interests or other encumbrances of any sort (collectively, "Liens") on the assets of the Company relating to or attributable to Taxes other than Liens for Taxes not yet due and payable.

                      (viii) Neither the Company nor any Principal Stockholder has Knowledge of any assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any material Lien on the assets of the Company.

                      (ix) None of the Company's assets is treated as "tax-exempt use property," within the meaning of Section 168(h) of the Code.

                      (x) The Company has not filed any consent agreement under
Section 341(f) of the Code or agreed to have Section 341(f)(4) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company.

                      (xi) The Company is not a party to any tax sharing, indemnification or allocation agreement nor does the Company owe any amount under any such agreement.

                      (xii) The Company is not, and has not been at any time during the period specified in Section 897(c)(1)(A)(ii), a "United States Real Property Holding Corporation" within the meaning of Section 897(c)(2) of the Code.

                      (xiii) No adjustment relating to any Return filed by the Company has been proposed formally or, to the Knowledge of the Company, informally by any Tax authority to the Company or any representative thereof.

               (c) Executive Compensation Tax. There is no contract, agreement, plan or arrangement to which the Company is a party, including, without limitation, the provisions of this Agreement, covering any employee, former employee or contract worker of the Company, which, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 404 or 162(m) of the Code.

               (d) Neither the Company nor any of its Subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (x) in the two years prior to the date of this Agreement or (y) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

        2.10 Restrictions on Business Activities. There is no agreement (non-compete or otherwise), commitment, judgment, injunction, order or decree to which the Company is a party or otherwise binding upon the Company which has or may reasonably be expected to have the effect of prohibiting or impairing any business practice of the Company, any acquisition of property (tangible or intangible) by the Company, or the conduct of business by the Company or otherwise limiting the freedom of the Company to engage in any line of business or to compete with any person. Without limiting the generality of the foregoing, the Company has not entered into any agreement under which the Company is restricted from selling, licensing or otherwise distributing any of its technology or products to or providing services to, customers or potential customers or any class of customers, in any geographic area, during any period of time or in any segment of the market.

        2.11 Title of Properties; Absence of Liens and Encumbrances. The Company owns no real property, nor has it ever owned any real property. The Company has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Liens, except (i) as reflected in the Current Balance Sheet, (ii) Liens for Taxes not yet due and payable, and (iii) such imperfections of title and encumbrances, if any, which do not materially detract from the value or interfere with the present use of the property subject thereto or affected thereby.

        2.12   Intellectual Property.

               (a) All patents (including, without limitation, all U.S. and foreign patents, patent applications, patent disclosures, and any and all divisions, continuations, continuations-in-part, reissues, re-examinations and extensions thereof), design rights, trademarks, trade names and service marks (whether or not registered), trade dress, Internet domain names, copyrights (whether or not registered) and any renewal rights therefor, sui generis database rights, statistical models, technology, inventions, supplier lists, trade secrets, know-how, computer software programs or applications in both source and object code form, databases, technical documentation of such software programs ("Technical Documentation"), registrations and applications for any of the foregoing and all other tangible or intangible proprietary information or materials that are or have been used in (including, without limitation, in the development of) Company's business and/or in any product, technology or process
(i) currently being or formerly manufactured, published or marketed by Company or (ii) previously or currently under development for possible future manufacturing, publication, marketing or other use by Company are hereinafter referred to as the "Company Intellectual Property."

               (b) The Company Disclosure Schedule contains a true and complete list of Company's patents, patent applications, trademarks, trademark applications, trade names, service marks, service mark applications, Internet domain names, copyright registrations and applications and other filings and formal actions made or taken pursuant to Federal, state, local and foreign laws by Company to protect its interests in Company Intellectual Property, and includes details of all due dates for further filings, maintenance, payments or other actions falling due in respect of Company Intellectual Property within twelve (12) months of the Effective Time. All of Company's patents, patent applications, registered trademarks, and trademark applications, and registered copyrights remain in good standing with all fees and filings due as of the Effective Time duly made and the due dates specified in the Company Disclosure Schedule are accurate and complete.

               (c) Company Intellectual Property contains only those items and rights which are: (i) owned by Company; (ii) in the public domain; or (iii) rightfully used by Company pursuant to a valid and enforceable license (the "Company Licensed Intellectual Property"), the parties, date, term and subject matter of each such license agreement (each, a "License Agreement") being set forth on Section 2.12(c) of the Company Disclosure Schedule. Company has all rights in Company Intellectual Property necessary to carry out Company's current activities (and had all rights necessary to carry out its former activities at the time such activities were being conducted), including without limitation, to the extent required to carry out such activities, rights to use, and, other than with respect to Company Licensed Intellectual Property, make, reproduce, modify, adopt, create derivative works based on, translate, distribute (directly and indirectly), transmit, display and perform publicly, license, rent and lease assign and sell, Company Intellectual Property.

               (d) To Company's knowledge, the reproduction, manufacturing, distribution, licensing, sublicensing, and/or sale of Company's products and services does not infringe on any patent, design right, trademark, trade name, service mark, trade dress, Internet domain name, copyright, database, trade secret, know-how, computer software program or application of any person, anywhere in the world. Other than with respect to claims made against licensors of

Company Licensed Intellectual Property no claims (i) challenging the validity, effectiveness or ownership by Company of any Company Intellectual Property, or
(ii) to the effect that the use, distribution, licensing, sublicensing, sale or any other exercise of rights in any product, work, technology or process as now used or offered or proposed for use, licensing, sublicensing or sale by the Company or its agents or use by its customers and/or sale or any of Company's products or services, infringes or will infringe on any intellectual property or other proprietary or personal right of any person, have been asserted or, to the knowledge of Company, are threatened by any person, nor are there, to Company's knowledge, any valid grounds for any bona fide claim of any such kind. All of the rights within Company Intellectual Property are enforceable and subsisting. To the knowledge of Company, other than with respect to Company Licensed Intellectual Property, there is no unauthorized use, infringement or misappropriation of any Company Intellectual Property by any third party, employee, former employee or contract worker.

               (e) All personnel, including employees, contract worker, agents, consultants and contractors, who have contributed to or participated in the conception and development of Company Intellectual Property on behalf of Company, have executed nondisclosure agreements in substantially the form set forth on the Company Disclosure Schedule and either (i) have been a party to an enforceable "work-for-hire" arrangement or agreements with Company in accordance with applicable national and state law that has accorded Company full, effective, exclusive and original ownership of all tangible and intangible property thereby arising, or (ii) have executed appropriate instruments of assignment in favor of Company as assignee that have conveyed to Company effective and exclusive ownership of all tangible and intangible property thereby arising.

               (f) Company is not, nor as a result of the execution or delivery of this Agreement, or performance of Company's obligations hereunder, will Company be, in violation of any license, sublicense, agreement or instrument to which Company is a party or otherwise bound, nor, except as provided in Section
2.12 (f) of the Company Disclosure Schedule will execution or delivery of this Agreement, or performance of Company's obligations hereunder, cause the diminution, termination or forfeiture of any Company Intellectual Property.

               (g) Section 2.12(g) of the Company Disclosure Schedule contains a true and complete list of all of software programs developed by Company for distribution to its customers (the "Company Software Programs"). To the knowledge of the Company, Company owns full and unencumbered right and good, valid and marketable title to such the Company Software Programs free and clear of all mortgages, pledges, liens, security interests, conditional sales agreements, encumbrances or charges of any kind.

               (h) The source code and system documentation relating to the Company Software Programs (i) have at all times been maintained in strict confidence, (ii) have been disclosed by Company only to employees or contract workers who have a "need to know" the contents thereof in connection with the performance of their duties to Company and who have executed the nondisclosure agreements referred to in this Section 2.12, and (iii) have not been disclosed to any third party.

               (i) Company has taken all reasonable steps, in accordance with normal industry practice, to preserve and maintain complete notes and records relating to Company Intellectual Property to cause the same to be readily understood, identified and available.

               (j) The Company Software Programs distributed to Customers of Company (i) have been designed to ensure year 2000 compatibility, which includes, but is not limited to, date data century recognition, and calculations that accommodate same century and multi-century formulas and date values; (ii) operate and will operate in substantial accordance with their specifications prior to, during and after the calendar year 2000 AD; and (iii) shall not end abnormally or provide invalid or incorrect results as a result of properly entered and formatted date data, specifically including date data which represents or references different centuries or more than one century.

               (k) The Company Intellectual Property is free and clear of any and all mortgages, pledges, liens, security interests, conditional sale agreements, encumbrances or charges of any kind.

               (l) Except as set forth in the Company Disclosure Schedule, the Company does not owe any royalties or other payments to third parties in respect of Company Intellectual Property. All royalties or other payments set forth in the Company Disclosure Schedule that have accrued prior to the Effective Time have been paid.

               (m) To the Company's knowledge, the Company Software Programs and other Company Intellectual Property contain no "viruses." For the purposes of this Agreement, "virus" means any computer code intentionally designed to disrupt, disable or harm in any manner the operation of any software or hardware. None of the foregoing contains any worm, bomb, backdoor, clock, timer, or other disabling device code, design or routine which causes the software to be erased, inoperable, or otherwise incapable of being used, either automatically or upon command by any party.

               (n) The Company has implemented all reasonable steps which are known in the information systems industry and in accordance with normal industry practice in the physical and electronic protection of its information assets from unauthorized disclosure, use or modification. Section 2.12(n) of the Company Disclosure Schedule sets forth (i) each breach of security of which Company is aware, (ii) its known consequences, and (iii) the steps Company has taken to remedy such breach.

        2.13 Agreements, Contracts and Commitments. Set forth on Section 2.13 of the Company Disclosure Schedule is a list or description of each of the following to which the Company is a party (each, a "Company Contract" and collectively the "Company Contracts"):

                      (i) any employment or consulting agreement, contract or commitment with an employee, contract worker or consultant or salesperson;

                      (ii) any agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan (other than the Plan), any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

                      (iii) any fidelity or surety bond or completion bond;

                      (iv) any lease of personal property having rent in excess of $10,000;

                      (v) any agreement, contract or commitment relating to capital expenditures and involving future payments in excess of $10,000 individually or $20,000 in the aggregate;

                      (vi) any agreement, contract or commitment relating to the disposition or acquisition of assets or any interest in any business enterprise outside the ordinary course of the Company's business;

                      (vii) any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit;

                      (viii) any purchase order or contract for the purchase of materials involving in excess of $2,500 individually or $10,000 in the aggregate;

                      (ix) any construction contracts;

                      (x) any dealer, distribution, joint marketing or development agreement;

                      (xi) any sales representative, original equipment manufacturer, value added, remarketer, reseller or independent software vendor or other agreement for use or distribution of the Company's products, technology or services; or

                      (xii) any other agreement, contract or commitment that involves $10,000 individually or $500,000 in the aggregate or more and is not cancelable without penalty within thirty (30) days.

        Each Company Contract is in full force and effect. Neither the Company nor to the Company's Knowledge, any other party to a Company Contract, is in breach, violation or default under, and the Company has not received notice that it has breached, violated or defaulted under, any of the material terms or conditions of any Company Contract in such a manner as would permit any other party to cancel or terminate any such Company Contract, or would permit any other party to seek damages, which would be reasonably likely to exceed $50,000 (for any or all of such breaches, violations or defaults, in the aggregate).

        2.14 Interested Party Transactions. No officer, director or, to the Knowledge of the Company, Stockholder of the Company (nor any ancestor, sibling, descendant or spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had an interest), has or has had, directly or indirectly, (i) an interest in any entity which furnished or sold, or furnishes or sells, services, products or technology that the Company furnishes or sells, or proposes to furnish or sell, or (ii) any interest in any entity that purchases from or sells or furnishes to the Company, any goods or services, or (iii) a beneficial interest in any Contract to which the Company is a party; provided, however, that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation shall not be deemed to be an "interest in any entity" for purposes of this Section 2.14.

        2.15 Governmental Authorization. Each consent, license, permit, grant or other authorization from any Governmental Authority (i) pursuant to which the Company currently operates or holds any interest in any of its properties, or
(ii) which is required for the operation of the Company's business as currently conducted or currently contemplated to be conducted or the holding of any such interest (collectively, "Company Authorizations") has been issued or granted to the Company. The Company Authorizations are in full force and effect and constitute all Company Authorizations required to permit the Company to operate or conduct its business or hold any interest in its properties or assets, except for those the failure of which to hold would not have a Company Material Adverse Effect.

        2.16 Litigation. There is no action, suit, claim or proceeding of any nature pending, or to the Knowledge of the Company threatened, against the Company, its properties (tangible or intangible) or any of its officers or directors, nor to the Knowledge of the Company is there any reasonable basis therefor. There is no investigation or other proceeding pending or to the Knowledge of the Company threatened, against the Company, any of its properties (tangible or intangible) or any of their officers or directors by or before any Governmental Entity, nor to the Knowledge of the Company is there any reasonable basis therefor. No Governmental Entity has at any time challenged or questioned the legal right of the Company to conduct its operations as presently or previously conducted or as presently contemplated to be conducted.

        2.17 Minute Books. The minutes of the Company made available to counsel for Parent are the only minutes of the Company and contain materially complete summaries of all meetings of the Board of Directors (or committees thereof) of the Company and its stockholders or actions by written consent since the time of incorporation of the Company.

        2.18 Environmental Matters. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect,
(i) the Company is in compliance with all applicable Environmental Laws and all Company Permits required by Environmental Laws; (ii) all past noncompliance of the Company with Environmental Laws or Environmental Permits has been resolved without any pending, ongoing or future obligation, cost or liability; and (iii) the Company has not released a Hazardous Material at, or transported a Hazardous Material to or from, any real property currently or formerly owned, leased or occupied by the Company, in violation of any Environmental Law. For purposes of this Agreement, "Environmental Law" shall mean any Law and any enforceable judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to pollution or protection of the environment or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Material, as in effect as of the date hereof. "Environmental Permit" shall mean any permit, approval, identification number, license or other authorization required under or issued pursuant to any applicable Environmental Law. "Hazardous Material" shall mean (i) any petroleum, petroleum products, byproducts or breakdown products, radioactive materials, asbestos-containing materials or polychlorinated biphenyls or (ii) any chemical, material or substance defined or regulated as toxic or hazardous or as a pollutant or contaminant or waste under any applicable Environmental Law.

        2.19 Brokers' and Finders' Fees; Third Party Expenses. Except for fees payable to SoundView Technology Group, Inc., the Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with the Agreement or any transaction contemplated hereby. Section 2.19 of the Company Disclosure Schedule sets forth the Company's current estimate of all Third Party Expenses (as defined in Section 5.4 hereof) expected to be incurred by the Company in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby.

        2.20 Employee Benefit Plan and Compensation.

               (a) Definitions. For all purposes of this Agreement, the following terms shall have the following respective meanings:

               "Affiliate" shall mean any other person or entity under common control with the Company within the meaning of Section 414(b), (c), (m) or (o) of the Code, and the regulations issued thereunder.

               "Company Employee Plan" shall mean any plan, program, policy, practice, contract, agreement or other material arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written, unwritten or otherwise, funded or unfunded, including without limitation, each "employee benefit plan," within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by the Company or any Affiliate for the benefit of any Employee, or with respect to which the Company or any Affiliate has or may have any liability or obligation.

               "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

               "DOL" shall mean the United States Department of Labor.

               "Employee" shall mean any current or former employee, contract worker, consultant or director of the Company or any Affiliate.

               "Employment Agreement" shall mean each management, employment, severance, consulting, relocation, repatriation, expatriation, visas, work permit or other agreement, or contract between the Company or any Affiliate and any Employee other than a Company Employee Plan.

               "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

               "FMLA" shall mean the Family Medical Leave Act of 1993, as amended.

               "International Employee Plan" shall mean each Company Employee Plan that has been adopted or maintained by the Company or any Affiliate, whether informally or formally, or with respect to which the Company or any Affiliate will or may have any liability, for the benefit of Employees who perform services outside the United States.

               "IRS" shall mean the United States Internal Revenue Service.

               "Multiemployer Plan" shall mean any "Pension Plan" (as defined below) which is a "multiemployer plan," as defined in Section 3(37) of ERISA.

               "Pension Plan" shall mean each Company Employee Plan which is an "employee pension benefit plan," within the meaning of Section 3(2) of ERISA.

               (b) Schedule. Section 2.20(b) of the Company Disclosure Schedule contains an accurate and complete list of each Company Employee Plan, International Employee Plan, and each Employment Agreement under each Company Employee Plan or Employment Agreement. The Company has no plan or commitment to establish any new Company Employee Plan, International Employee Plan, or Employee Agreement, to modify any Company Employee Plan or Employment Agreement (except to the extent required by law or to conform any such Company Employee Plan or Employment Agreement to the requirements of any applicable law, in each case as previously disclosed to Parent in writing, or as required by this Agreement), or to enter into any Company Employee Plan, International Employee Plan or Employment Agreement.

               (c) Documents. The Company has made available to Parent (i) correct and complete copies of all documents embodying each Company Employee Plan, International Employee Plan, and each Employment Agreement including, without limitation, all amendments thereto and all related trust documents, (ii) the three (3) most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Company Employee Plan, (iii) if the Company Employee Plan is funded, the most recent annual and periodic accounting of Company Employee Plan assets, (iv) the most recent summary plan description together with the summary(is) of material modifications thereto, if any, required under ERISA with respect to each Company Employee Plan, (v) all material written agreements and contracts relating to each Company Employee Plan, including, without limitation, administrative service agreements and group insurance contracts, (vi) all communications material to any Employee or Employees relating to any Company Employee Plan and any proposed Company Employee Plan, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any liability to the Company, (vii) all correspondence to or from any governmental agency relating to any Company Employee Plan, (viii) all COBRA forms and related notices, (ix) all policies pertaining to fiduciary liability insurance covering the fiduciaries for each Company Employee Plan, (x) the three (3) most recent plan years discrimination tests for each Company Employee Plan, and (xi) all registration statements, annual reports (Form 11-K and all attachments thereto) and prospectuses prepared in connection with each Company Employee Plan.

               (d) Employee Plan Compliance. The Company has performed in all material respects all obligations required to be performed by it under, is not in material default or violation of, and has no Knowledge of any default or violation by any other party to each Company Employee Plan, and each Company Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code. Each Company Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code has either received a favorable determination, opinion, notification or advisory letter from the IRS with respect to each such Company Employee Plan as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has remaining a period of time under applicable Treasury regulations or IRS pronouncements in which to apply for such a letter and make any amendments necessary to obtain a favorable determination as to the qualified status of each such Company Employee Plan. No "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 4975 of the Code or Section 408 of ERISA (or any administrative class exemption issued thereunder), has occurred with respect to any Company Employee Plan which would result in material liability to the Company. There are no actions, suits or claims pending, or to the Knowledge of the Company and the Principal Stockholders threatened or reasonably anticipated (other than routine claims for benefits) against any Company Employee Plan or against the assets of any Company Employee Plan that could reasonably be expected to result in material liability. Each Company Employee Plan (other than any stock option plan) can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to Parent, the Company or any Affiliate (other than ordinary administration expenses and already accrued benefits). There are no audits, inquiries or proceedings pending or to the Knowledge of the Company and the Principal Stockholders or any Affiliates, threatened by the IRS or DOL with respect to any Company Employee Plan. Neither the Company nor any Affiliate is subject to any material penalty or tax with respect to any Company Employee Plan under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code.

               (e) No Pension Plan. Neither the Company nor any other Affiliate has ever maintained, established, sponsored, participated in, or contributed to, any (i) Pension Plan subject to Title IV of ERISA or Section 412 of the Code

               (f) Collectively Bargained, Multiemployer and Multiple Employer Plans. At no time has the Company or any Affiliate contributed to or been obligated to contribute to any Multiemployer Plan. Neither the Company, nor any Affiliate has at any time ever maintained, established, sponsored, participated in, or contributed to any multiple employer plan, or to any plan described in
Section 413 of the Code.

               (g) No Post-Employment Obligations. No Company Employee Plan provides, or reflects or represents any liability to provide, retiree life insurance, retiree health or other retiree employee welfare benefits to any person for any reason, except as may be required by COBRA or other applicable statute, and the Company has never represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) or any other person that such Employee(s) or other person would be provided with retiree life insurance, retiree health or other retiree employee welfare benefit, except to the extent required by statute.

               (g) Health Care Compliance. Neither the Company nor any Affiliate has, prior to the Effective Time and in any material respect, violated any of the health care continuation requirements of COBRA, the requirements of FMLA, the requirements of the Health Insurance Portability and Accountability Act of 1996, the requirements of the Women's Health and Cancer Rights Act of 1998, the requirements of the Newborns' and Mothers' Health Protection Act of 1996, or any amendment to each such act, or any similar provisions of state law applicable to its Employees.

               (h) Effect of Transaction. The execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Employee Plan, Employment Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee, except as expressly required by this Agreement.

               (i) Employment Matters. The Company: (i) is in compliance in all material respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees, including all applicable laws of foreign jurisdictions where the Company has Employees; (ii) has withheld and reported all amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to Employees, (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing, and
(iv) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any governmental authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending, or to the Knowledge of the Company threatened, claims or actions against the Company under any worker's compensation policy or long-term disability policy.

               (j) International Employee Plan. Each International Employee Plan has been established, maintained and administered in compliance with its terms and conditions and with the requirements prescribed by any and all statutory or regulatory laws that are applicable to such International Employee Plan. Furthermore, no International Employee Plan has unfunded liabilities, that as of the Effective Time, will not be offset by insurance or fully accrued. Except as required by law, no condition exists that would prevent the Company or Parent from terminating or amending any International Employee Plan at any time for any reason without liability to the Company, the Parent or its Affiliates (other than ordinary administration expenses or routine claims for benefits).

        2.21 Insurance. The Company maintains insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, contract workers, officers and directors of the Company or any Affiliate. There is no claim by the Company or any Affiliate pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid, and the Company and its Affiliates are otherwise in material compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). The Company has no Knowledge of threatened termination of, or premium increase with respect to, any of such policies.

        2.22 Compliance with Laws. The Company has complied with and is not in violation of any foreign, federal, state or local statute, law or regulation except when the failure to comply would not have a Company Material Adverse Effect. The Company has not received any notices of violation with respect to any such statute, law or regulation.

        2.23 Representations Complete. Neither any of the representations or warranties made by the Company (as modified by the Company Disclosure Schedule) in this Agreement, contains or will contain at the Effective Time, any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading. The information furnished by the Company for inclusion in any documents mailed, delivered or otherwise furnished to Stockholders in connection with the solicitation of their consent to this Agreement and the Merger, will not contain, at or prior to the Effective Time, any untrue statement of a material fact and will not omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which made, not misleading.


                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES
                                OF PARENT AND SUB

        Parent and Sub hereby represent and warrant to the Company, subject to such exceptions as are specifically disclosed in the disclosure letter (referencing the appropriate section and paragraph numbers) supplied by the Parent and Sub to the Company (the "Parent Disclosure Schedule") and dated as of the date hereof, that on the date hereof and as of the Effective Time as though made at the Effective Time as follows:

        3.1 Organization, Standing and Power. Parent is a corporation duly organized, validly existing and in good standing under the laws of Delaware. Sub is a corporation duly organized, validly existing and in good standing under the laws of Delaware. Each of Parent and Sub has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the failure to be so qualified or licensed would have a Parent Material Adverse Effect, provided that a drop in the Parent's stock price shall not constitute such a material adverse effect.

        3.2 Authority. Each of Parent and Sub has all requisite corporate power and authority to enter into this Agreement and any Related Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and any Related Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Parent and Sub, subject only to stockholder approval. This Agreement and any Related Agreements to which Parent and Sub are parties have been duly executed and delivered by Parent and Sub and constitute the valid and binding obligations of Parent and Sub, enforceable in accordance with their terms, except as such enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

        3.3 Consents. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, or any third party is required by or with respect to Parent or Sub in connection with the execution and delivery of this Agreement and any Related Agreements to which Parent or Sub is a party or the consummation of the transactions contemplated hereby and thereby, except for (i) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable securities laws, (ii) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings which, if not obtained or made, would not have a Parent Material Adverse Effect, and (iii) the filing of the Merger Agreement with the Secretary of the Commonwealth of Massachusetts.

        3.4 Parent Common Stock. The Parent Common Stock which constitutes the Merger Shares has been duly authorized, and upon consummation of the transactions contemplated by this Agreement, will be validly issued, fully paid and nonassessable.

        3.5 Intellectual Property. To Parent's knowledge, the reproduction, manufacturing, distribution, licensing, sublicensing, and/or sale of Parent's products and services does not infringe on any patent, design right, trademark, trade name, service mark, trade dress, Internet domain name, copyright, database, trade secret, know-how, of any person, anywhere in the world. No claims, other than with respect to Parent's licensed intellectual property, (i) challenging the validity, effectiveness or, ownership by Parent's of any Parent intellectual property, or (ii) to the effect that the use, distribution, licensing, sublicensing, and/or sale or any of Parent's products or services, infringes or will infringe on any intellectual property or other proprietary or personal right of any person, have been asserted or, to the knowledge of Parent, are threatened by any person, nor are there, to Parent's knowledge, any valid grounds for any bona fide claim of any such kind. To Parent's knowledge, no third party is materially infringing Parent owned intellectual property.

        3.6 Litigation. There is no material action, suit, claim or proceeding of any nature pending, or to the Knowledge of Parent threatened, against Parent, its properties (tangible or intangible) or any of its officers or directors. There is no investigation or other proceeding pending or to the Knowledge of Parent threatened, against Parent, any of its properties (tangible or intangible) or any of their officers or directors by or before any Governmental Entity. No Governmental Entity has at any time challenged or questioned the legal right of Parent to develop or distribute any of its products.

        3.7 SEC Reports; Financial Statements. Parent has made available to Company a correct and complete copy of each report, schedule, registration statement and definitive proxy statement filed by Purchaser with the SEC on or after September 30, 1999 (the "SEC Reports"), which are all the forms, reports and documents required to be filed by Parent with the SEC since September 30, 1999. The Parent SEC Reports (A) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (B) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Since September 30, 1999, there has not occurred a Parent Material Adverse Effect. Each set of consolidated financial statements (including, in each case, any related notes thereto) contained in the Parent SEC Reports was prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, do not contain footnotes as permitted by Form 10-Q of the Exchange Act) and each fairly presents the consolidated financial position of Parent and its subsidiaries at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal adjustments which are not material in the aggregate.

        3.8 Representations Complete. Neither any of the representations or warranties made by Parent (as modified by the Parent Disclosure Schedule) in this Agreement contains or will contain at the Effective Time, any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading. The information furnished by Parent for inclusion in any documents mailed, delivered or otherwise furnished to the stockholders of Parent in connection with the solicitation of their consent to this Agreement and the Merger, will not contain, at or prior to the Effective Time, any untrue statement of a material fact and will not omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which made, not misleading.


                                   ARTICLE IV
                       CONDUCT PRIOR TO THE EFFECTIVE TIME

        4.1 Conduct of Business of the Company. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, the Company agrees, except to the extent that Parent shall otherwise consent in writing, to carry on the Company's business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay the debts and Taxes of the Company when due, to pay or perform other obligations when due, and, to the extent consistent with such business, use its reasonable best efforts consistent with past practice and policies to preserve intact the Company's present business organizations, keep available the services of the Company's present officers and key employees and preserve the Company's relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, all with the goal of preserving unimpaired the Company's goodwill and ongoing businesses at the Effective Time. The Company shall promptly notify Parent of any event or occurrence or emergency not in the ordinary course of business of the Company and any material event involving the Company. Except as expressly required by this Agreement or as set forth in Section 4.1 of the Company Disclosure Schedule, the Company shall not, without the prior written consent of
Parent:

               (a) make any expenditures or enter into any commitment or transaction exceeding $100,000;

               (b) (i) sell, license or transfer to any person or entity any rights to any Company Intellectual Property except for non-exclusive license agreements entered into in the ordinary course of business or enter into any agreement with respect to any intellectual property of any person or entity, except for licenses of commercially available software, (ii) enter into any agreement with respect to the development of any intellectual property with a third party except for consulting agreements entered in to in the ordinary course of business which provide for exclusive ownership by the Company of any intellectual property developed thereunder or (iii) or change the methods of establishing pricing or royalties charged by the Company to its customers or licensees, or the methods of establishing pricing or royalties set or charged by persons who have licensed intellectual property to the Company except as required by the terms of agreements currently in effect;

               (c) enter into or amend any Contract pursuant to which any other party is granted marketing, distribution, development or similar rights of any type or scope with respect to any products or technology of the Company;

               (d) amend or otherwise modify (or agree to do so), or violate the terms of, any Company Contracts or License Agreements;

               (e) commence or settle any litigation;

               (f) declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any Company Common Stock or Preferred, or split, combine or reclassify any Company Common Stock or Preferred or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of Company Common Stock or Preferred, or repurchase, redeem or otherwise acquire, directly or indirectly, any shares of Company Common Stock or Preferred (or options, warrants or other rights exercisable therefor) except in accordance with the agreements evidencing Company Options or restricted stock awards;

               (g) issue, grant, deliver or sell or authorize or propose the issuance, grant, delivery or sale of, or purchase or propose the purchase of, any shares of capital stock of the Company or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue or purchase any such shares or other convertible securities, except for shares of Company Common Stock issued upon exercise of Company Options outstanding on the date hereof or pursuant to the Comdisco warrant and debt referred to in the Company Disclosure Schedule;

               (h) cause or permit any amendments to its articles of organization, bylaws or other organizational documents of the Company;

               (i) acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the Company's business;

               (j) except as allowed pursuant to Section 4.1(b) hereof, sell, lease, license or otherwise dispose of any of its properties or assets, except properties or assets which are not Company Intellectual Property and only in the ordinary course of business and consistent with past practices;

               (k) incur any indebtedness or guarantee any indebtedness or issue or sell any debt securities or guarantee any debt securities of others;

               (l) grant any loans to others or purchase debt securities of others or amend the terms of any outstanding loan agreement;

               (m) grant any severance or termination pay (i) to any director or officer, or (ii) to any other employee or contract worker except payments made pursuant to standard written agreements outstanding on the date hereof and disclosed in the Company Disclosure Schedule;

               (n) adopt or amend any employee benefit plan, or enter into any employment contract, pay or agree to pay any special bonus or special remuneration to any director, employee or contract worker, or increase the salaries or wage rates of its employees or contract workers except payments made pursuant to standard written agreements in place on the date hereof and disclosed in the Company Disclosure Schedule;

               (o) revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;

               (p) pay, discharge or satisfy, in an amount in excess of $100,000 in any one case, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than such payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in the Financials or arising in the ordinary course of business after the date of the Current Balance Sheet;

               (q) make or change any material election in respect of Taxes, adopt or change any material accounting method in respect of Taxes, enter into any material closing agreement, settle any material claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

               (r) enter into any strategic alliance or joint marketing arrangement or agreement;

               (s) take any action to accelerate the vesting schedule of any of the outstanding Company Options or Company Common Stock;

               (t) hire or terminate any employees or contract workers, or encourage any employees or contract workers to resign from the Company; or

               (u) take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1(a) through 4.1(u) hereof, or any other action that would (x) prevent the Company from performing or cause the Company not to perform their respective covenants hereunder or (y) cause or result in any representations and warranties contained in Article II herein being untrue or incorrect.

        4.2 No Solicitation. Until the earlier of (i) the Effective Time, or
(ii) the date of termination of this Agreement pursuant to the provisions of
Section 8.1 hereof, the Company shall not (nor shall the Company permit, as applicable, any of the Company's officers, directors, employees, contract workers, stockholders, agents, representatives or affiliates to), directly or indirectly, take any of the following actions with any party other than Parent and its designees: (a) solicit, knowingly encourage, initiate or participate in any inquiry, negotiations or discussions, or enter into any agreement, with respect to any offer or proposal to acquire all or any material part of the Company's business, properties or technologies, or any material amount of the Company Common Stock or Preferred (whether or not outstanding), whether by merger, purchase of assets, tender offer, license or otherwise, or effect any such transaction, (b) disclose any information not customarily disclosed to any person concerning the Company's business, technologies or properties, or afford to any person or entity access to its properties, technologies, books or records, not customarily afforded such access, (c) assist or cooperate with any person to make any proposal to purchase all or any material part of the Company Common Stock or Preferred or assets of the Company, other than inventory in the ordinary course of business, or (d) enter into any agreement with any person providing for the acquisition of the Company, whether by merger, purchase of assets, license, tender offer or otherwise. In the event that the Company or any of the Company's affiliates shall receive, prior to the Effective Time or the termination of this Agreement, any offer, proposal, or request, directly or indirectly, of the type referenced in clause (a) or (c) above, or any request for disclosure or access pursuant to clause (b) above, the Company shall immediately notify Parent thereof, including information as to the identity of the offeror or the party making any such offer or proposal and the specific terms of such offer or proposal, as the case may be, and such other information related thereto as Parent may reasonably request. The parties hereto agree that irreparable damage would occur in the event that the provisions of this Section
4.2 were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed by the parties hereto that Parent shall be entitled to seek an injunction or injunctions to prevent breaches of the provisions of this Section 4.2 and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which Parent may be entitled at law or in equity.


                                    ARTICLE V
                              ADDITIONAL AGREEMENTS

        5.1 Information Statement; Registration Statement; Other Filings. As promptly as practicable after the execution of this Agreement, Company and Parent will prepare, and file with the

SEC, a joint proxy/information statement (the "Proxy Statement/Prospectus"), and Parent will prepare and file with the SEC a registration statement on Form S-4 (the "S-4") in which the Proxy Statement/Prospectus will be included as a prospectus. Each of Parent and Company shall provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Proxy Statement/Prospectus and the S-4, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Proxy Statement/Prospectus and the S-4. Each of Company and Parent will respond to any comments of the SEC, and will use its respective commercially reasonable efforts to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing, and Company and Parent will cause the Proxy Statement/Prospectus to be mailed to its respective stockholders at the earliest practicable time after the S-4 is declared effective by the SEC. As promptly as practicable after the date of this Agreement, each of Company and Parent will prepare and file any other filings required to be filed by it under the Exchange Act, the Securities Act or any other Federal, foreign or Blue Sky or related laws relating to the Merger and the transactions contemplated by this Agreement (the "Other Filings"). Each of Company and Parent will notify the other promptly upon the receipt of any comments from the SEC or its staff or any other government officials and of any request by the SEC or its staff or any other government officials for amendments or supplements to the S-4, the Proxy Statement/Prospectus or any Other Filing or for additional information and will supply the other with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC or its staff or any other government officials, on the other hand, with respect to the S-4, the Proxy Statement/Prospectus, the Merger or any Other Filing. Each of Company and Parent will cause all documents that it is responsible for filing with the SEC or other regulatory authorities under this Section 5.1(a) to comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement/Prospectus, the S-4 or any Other Filing, Company or Parent, as the case may be, will promptly inform the other of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to stockholders of Company, such amendment or supplement.

               (a) The Proxy Statement/Prospectus will include the recommendation of the Board of Directors of Company and Parent in favor of adoption and approval of this Agreement and approval of the Merger.

               (b) Promptly after the date hereof, Company will take all action necessary in accordance with Massachusetts Law to convene a Stockholders' meeting ("Company Stockholders' Meeting") to be held as promptly as practicable, and in any event (to the extent permissible under applicable law) within 45 days after the declaration of effectiveness of the S-4, for the purpose of voting upon this Agreement and the Merger. The Company will use its commercially reasonable efforts to solicit from its stockholders proxies in favor of the adoption and approval of this Agreement and the approval of the Merger and will take all other action necessary or advisable to secure the vote or consent of its stockholders required by the rules of Nasdaq or Massachusetts Law to obtain such approvals. Notwithstanding anything to the contrary contained in this Agreement, the Company may adjourn or postpone the Company Stockholders' Meeting to the extent necessary to ensure that any necessary supplement or amendment to the Prospectus/Proxy Statement is provided to the Company stockholders in advance of a vote on the Merger and this Agreement. The Company shall ensure that the Company Stockholders' Meeting is called, noticed, convened, held and conducted, and that all proxies solicited by the Company in connection with the Company Stockholders' Meeting are solicited, in compliance with Massachusetts Law, the rules of Nasdaq and all other applicable legal requirements.

               (c) Promptly after the date hereof, Parent will take all action necessary in accordance with Delaware Law to convene a meeting of Parent's stockholders (the "Parent Stockholder Agreement") to be held as promptly as practicable, and in any event (to the extent permissible under applicable law) within 45 days after the declaration of effectiveness of the S-4, for the purpose of voting upon this Agreement and the Merger. Parent will use its commercially reasonable efforts to solicit from its stockholders proxies in favor of the adoption and approval of this Agreement and the approval of the Merger and will take all other action necessary or advisable to secure the vote or consent of its stockholders required by the rules of Nasdaq or Delaware Law to obtain such approvals. Notwithstanding anything to the contrary contained in this Agreement, Parent may adjourn or postpone the Parent Stockholders' Meeting to the extent necessary to ensure that any necessary supplement or amendment to the Prospectus/Proxy Statement is provided to Parent's stockholders in advance of a vote on the Merger and this Agreement.

               (d) Parent shall ensure that the Parent Stockholders' Meeting is called, noticed, convened, held and conducted, and that all proxies solicited by the Parent in connection with the Parent's Stockholders' Meeting are solicited, in compliance with Delaware Law, the rules of Nasdaq and all other applicable legal requirements.

        5.2 Access to Information. Each of the Company and the Parent shall afford to the other and its respective accountants, counsel and other representatives, reasonable access during the period prior to the Effective Time to (i) all of its properties, books, contracts, commitments and records, (ii) all other information concerning its business, properties and personnel (subject to restrictions imposed by applicable law) as the other may reasonably request, and (iii) in the case of the Company, all employees and contract workers of the Company as identified by Parent. Each of the Company and the Parent agrees to provide to the other and its respective accountants, counsel and other representatives copies of internal financial statements (including Tax returns and supporting documentation) promptly upon request. No information or knowledge obtained in any investigation pursuant to this Section 5.2 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger in accordance with the terms and provisions hereof.

        5.3 Confidentiality. Each of the parties hereto hereby agrees that the information obtained in any investigation pursuant to Section 5.3 hereof, or pursuant to the negotiation and execution of this Agreement or the effectuation of the transactions contemplated hereby, shall be governed by the terms of the Confidential Disclosure Agreement among the Company and Parent (the "Confidential Disclosure Agreement").

        5.4 Expenses. Whether or not the Merger is consummated, all fees and expenses incurred in connection with the Merger including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties ("Third Party Expenses") incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses; provided that, in the event the Merger is consummated, Parent agrees to pay up to $750,000 of such unpaid reasonable and documented Third Party Expenses incurred by the Company, and any Third Party Expenses incurred by the Company in excess of $750,000 shall be paid out of the Escrow Amount and shall not be limited by the Basket Amount.

        5.5 Public Disclosure. Neither party shall issue any statement or communication to any third party (other than their respective agents) regarding the subject matter of this Agreement or the transactions contemplated hereby, including, if applicable, the termination of this Agreement and the reasons therefor, without the consent of the other party, which consent shall not be unreasonably withheld, except that this restriction shall be subject to Parent's obligation to comply with applicable securities laws.

        5.6 FIRPTA Compliance. On the Effective Time, the Company shall deliver to Parent a properly executed statement (a "FIRPTA Compliance Certificate") in a form reasonably acceptable to Parent for purposes of satisfying Parent's obligations under Treasury Regulation Section 1.1445-2(c)(3).

        5.7 Reasonable Efforts. Subject to the terms and conditions provided in this Agreement, each of the parties hereto shall use commercially reasonable efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals and to effect all necessary registrations (including those required to register the Merger Shares (or failing that, the granting of rights designed to replicate as closely as possible the benefits of registered Merger Shares) and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement.

        5.8 Notification of Certain Matters. Each of the Company and the Parent shall give prompt notice to the other of: (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty made by it in this Agreement to be materially untrue or inaccurate at or prior to the Effective Time, and (ii) any failure by it to materially comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.8 shall not (a) limit or otherwise affect any remedies available to the party receiving such notice or (b) constitute an acknowledgment or admission of a breach of this Agreement. No disclosure by either party pursuant to this Section 5.8, however, shall be deemed to amend or supplement the Company Disclosure Schedule or prevent or cure any misrepresentations, breach of warranty or breach of covenant.

        5.9 Additional Documents and Further Assurances. Each party hereto, at the request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of the Merger and the transactions contemplated hereby.

        5.10 S-8 Registration. Not later than thirty (30) days after the Effective Time, Parent agrees to file, if available for use by Parent, with the Securities and Exchange Commission a registration statement on Form S-8 registering a number of shares of Parent Common Stock equal to the number of shares of Parent Common Stock issuable upon the exercise of all Company Options assumed by Parent pursuant to Section 1.6(b) hereof.

        5.11 Employment Arrangements and Items.

               (a) Retention Options. Prior to the Effective Time, the Company shall issue the Retention Options to the persons listed on Exhibit D-1 in the amounts indicated therein provided, that the form of the option agreement governing such Retention Options shall have been delivered to Parent prior to being furnished to such person and such agreement shall comply with the restrictions set forth in the definition of "Retention Options."

               (b) Benefit Arrangements. Parent covenants and agrees that to the extent permitted by applicable law and to the extent the existing benefit plans and arrangements provided by Company to its employees are terminated on or after the Effective Time, such employees shall be entitled to benefits which are available or subsequently become available to Parent's employees, and on a basis which is on parity with Parent's employees. For purposes of satisfying the terms and conditions of such plans, Parent shall give full credit for eligibility, vesting or benefit accrual to the extent possible for each participant's period of service at the Company prior to the Effective Time.

               (c) Employee Plan Compliance.

                      (i) The Company shall prepare, or have prepared on its behalf, in compliance with the requirements of ERISA, as provided in 29 CFR Parts 2560 and 2570, a Delinquent Filer Voluntary Compliance Program filing ("DFVC") for its Premium Only Plan for the 1998 plan year; provided, however, that Parent shall have the opportunity to review and approve such DFVC filing (with Parent approval not to be unreasonably withheld), prior to the actual filing thereof. The Company shall have prepared, have provided Parent the opportunity to review, and have filed such DFVC filing by the later of: (i) thirty (30) days after the execution of this Agreement; or (ii) the Closing Date.

                      (ii) The Company shall prepare, or have prepared on its behalf, in compliance with the requirements of the Code and ERISA, a Form 5500 for its Premium Only Plan for the 1998 plan year; provided, however, that Parent shall have the opportunity to review and approve such Form 5500 (with Parent approval not to be unreasonably withheld), prior to the actual filing thereof. The Company shall have prepared, have provided Parent with opportunity to review, and have filed such Form 5500 by the later of: (i) thirty (30) days after the execution of this Agreement; or (ii) the Closing Date.

        5.12 Affiliate Agreements. Section 5.12 of the Company Disclosure Schedule sets forth those persons who, in the Company's reasonable judgment, are or may be "affiliates" of the Company within the meaning of Rule 145 (each such person, an "Affiliate") promulgated under the Securities Act ("Rule 145"). The Company shall provide Parent such information and documents as Parent shall reasonably request for purposes of reviewing such list. The Company shall use its best efforts to deliver or cause to be delivered to Parent prior to the Closing Date from each of the Affiliates of the Company, an executed Affiliate Agreement in the form attached hereto as Exhibit F. Parent and Sub shall be entitled to place appropriate legends on the certificates evidencing any Parent Common Stock to be received by such Affiliates pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for Parent Common Stock, consistent with the terms of such Affiliate Agreements.

        5.13 Nasdaq Listing. Parent agrees (i) to have the shares of Parent Common Stock issuable, and those required to be reserved for issuance, in connection with the Merger, approved for quotation on the Nasdaq National Market System subject only to official notice of issuance and (ii) to continue the inclusion of the Parent Common Stock on the Nasdaq National Market until the Effective Time.

     5.14 Indemnification and Insurance. From and after the Effective Time, Parent will, or will cause the Surviving Corporation to, fulfill and honor in all respects the obligations of the Company pursuant to its articles of organization and bylaws and any indemnification agreements between the Company and each of its respective directors and officers existing prior to the Effective Time. The articles of organization and bylaws of the Surviving Corporation will contain the provisions with respect to indemnification set forth in the articles of organization and bylaws of the Company prior to the Effective Time, which provisions will not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who, immediately prior to the Effective Time, were directors, officers, employees or agents of the Company, unless such modification is required by law.

        5.15 Termination of 401(k) Plan. The Company and its Affiliates, as applicable, each agrees to terminate its 401(k) plan immediately prior to Closing, unless the Parent, in its sole and absolute discretion, agrees to sponsor and maintain such plans by providing the Company with written notice of such election at least three (3) days before the Effective Time. Unless the Parent provides such notice to the Company, the Parent shall receive from the Company evidence that the Company's and each Affiliate's (as applicable) 401(k) plan has been terminated pursuant to resolutions of each such entity's Board of Directors (the form and substance of which resolutions shall be subject to review and approval of the Parent), effective as of the day immediately preceding the Effective Time.

        5.16 Termination of Severance Plans. The Company and its Affiliates, as applicable, each agrees to terminate any and all group severance, separation or salary continuation plans, programs or arrangements that are covered under ERISA immediately prior to Closing. The Parent shall receive from the Company evidence that the Company's and each Affiliate's (as applicable) plan(s) has been terminated pursuant to each such entity's Board of Directors (the form and substance of which resolutions shall be subject to review and approval of the Parent), effective as of the day immediately preceding the Effective Time.


                                   ARTICLE VI
                            CONDITIONS TO THE MERGER

        6.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of the Company and Parent to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

               (a) No Order. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

               (b) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending.

               (c) Votes. This Agreement shall have been approved by the requisite vote of the Stockholders by written consent or at a duly called meeting of the Stockholders, and for the purposes of Rule 4460 of the NASD Rules by Parent's stockholders.

               (d) Registration Statement Effective. The SEC shall have declared the S-4 effective. No stop order suspending the effectiveness of the S-4 or any part thereof shall have been issued and no proceeding for that purpose, and no similar proceeding in respect of the Proxy Statement/Prospectus, shall have been initiated or threatened in writing by the SEC.

               (e) Tax Opinions. Parent and Company shall each have received written opinions from their respective tax counsel (Wilson Sonsini Goodrich & Rosati, Professional Corporation, and Hale and Dorr LLP, respectively), in form and substance reasonably satisfactory to them, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and such opinions shall not have been withdrawn; provided, however, that if the counsel to either Parent or Company does not render such opinion, this condition shall nonetheless be deemed to be satisfied with respect to such party if counsel to the other party renders such opinion to such party. The parties to this Agreement agree to make such reasonable representations as requested by such counsel for the purpose of rendering such opinions.

               (f) Governmental Approval. Approvals from any court, administrative agency or commission or other federal, state, county, local or other foreign governmental authority, instrumentality, agency or commission that are required to consummate the Merger shall have been timely obtained.

        6.2 Conditions to the Obligations of Parent and Sub. The obligation of Parent and Sub to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by Parent and Sub:

               (a) Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall have been true and correct as of the date of this Agreement and as of the Effective Time except (i) to the extent that the failure of such representations and warranties to be true and correct in each case or in the aggregate does not constitute a Company Material Adverse Effect, (ii) for changes contemplated by this Agreement and
(iii) for those representations and warranties which address matters only as of the date of this Agreement or any other particular date (which shall have been true and correct as of such particular date except to the extent that the failure of such representations and warranties to be true and correct as of such particular date does not constitute a Company Material Adverse Effect) (it being understood that, for purposes of determining the accuracy of such representations and warranties all "Material Adverse Effect" qualifications and other qualifications based on the word "material" or similar phrases contained in such representations and warranties shall be disregarded). Parent shall have received a certificate with respect to the foregoing signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company.

               (b) Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Effective Time, and Parent shall have received a certificate to such effect signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company.

               (c) Litigation. There shall be no action, suit, claim or proceeding of any nature pending, or overtly threatened brought by or on behalf of a governmental entity, against Parent or the Company, their respective properties or any of their respective officers or directors, arising out of, or in any way connected with, the Merger or the other transactions contemplated by the terms of this Agreement

               (d) No Dissenters. Holders of no more than 7.5% of the outstanding shares of Company Common Stock and Preferred shall have exercised dissenters' rights with respect to the transactions contemplated by this Agreement.

               (e) Third Party Consents. Parent shall have received all consents, waivers, approvals, and assignments listed in Schedule 6.2(d) to this Agreement.

               (f) Resignation of Directors. Parent shall have received a written resignation from each of the directors of the Company effective as of the Effective Time.

               (g) Legal Opinion. Parent shall have received a legal opinion from legal counsel to the Company in a form reasonably acceptable to legal counsel to Parent.

               (h) Non-Competition Agreements. The individuals listed on Exhibit D-2 shall have executed and delivered to Parent a Non-Competition Agreement in the form attached hereto as

Exhibit B and the individuals listed on Exhibit D-5 shall have executed and delivered to Parent a Non-Competition Agreement in the form attached hereto as Exhibit B-1, and all of such Non-Competition Agreements shall be in full force and effect.

               (i) New Employment/Severance Arrangements. Each of the employees listed in Exhibit D-3 hereto shall have agreed to be employees of Parent after the Closing, each employee listed on Exhibit D-4 shall have executed a severance agreement, and, in each case, shall have executed the appropriate version of Exhibit E-1 and Exhibit E-2, respectively.

        6.3 Conditions to Obligations of the Company. The obligations of the Company to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

               (a) Representations and Warranties. The representations and warranties of Parent and Sub contained in this Agreement shall have been true and correct as of the date of this Agreement and as of the Effective Time except
(i) to the extent that the failure of such representations and warranties to be true and correct in each case or in the aggregate does not constitute a Parent Material Adverse Effect, (ii) for changes contemplated by this Agreement and
(iii) for those representations and warranties which address matters only as of the date of this Agreement or any other particular date (which shall have been true and correct as of such particular date except to the extent that the failure of such representations and warranties to have been true and correct as of such particular date does not constitute a Parent Material Adverse Effect ) (it being understood that, for purposes of determining the accuracy of such representations and warranties all "Material Adverse Effect" qualifications and other qualifications based on the word "material" or similar phrases contained in such representations and warranties shall be disregarded). The Company shall have received a certificate with respect to the foregoing signed on behalf of Parent by the Chief Executive Officer and the Chief Financial Officer of Parent.

               (b) Agreements and Covenants. Parent and Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time, and the Company shall have received a certificate to such effect signed on behalf of Parent by the Chief Executive Officer and the Chief Financial Officer of Parent.

               (c) Nasdaq National Market Listing. The shares of Parent Common Stock issuable to Stockholders pursuant to this Agreement and such other shares of Parent Common Stock required to be reserved for issuance in connection with the Merger shall have been approved for quotation on the Nasdaq National Market System subject only to official notice of issuance.

                                   ARTICLE VII
                           SURVIVAL OF REPRESENTATIONS
                             AND WARRANTIES; ESCROW

        7.1 Survival of Representations, Warranties and Covenants. The representations and warranties of the Company contained in this Agreement, or in any certificate or other instrument delivered pursuant to this Agreement, shall terminate one year following the Closing Date. The representations and warranties of Parent and Sub contained in this Agreement, or in any certificate or other instrument delivered pursuant to this Agreement, shall terminate at the Closing.

        7.2 Indemnification. The Stockholders jointly and severally (severally in the case of claims and Losses (or portions thereof), as defined below, after exhaustion of the Escrow Fund) agree to indemnify and hold Parent and its officers, directors and affiliates, including the Company after the Closing (the "Indemnified Parties"), harmless against all claims, losses, liabilities, damages, deficiencies, costs and expenses, including reasonable attorneys' fees and expenses of investigation and defense relating to such claim, loss, liability, damage, deficiency, cost or expense (hereinafter individually a "Loss" and collectively "Losses") incurred or suffered by the Indemnified Parties, or any of them (including the Company after the Closing), directly or indirectly, as a result of (i) any breach or inaccuracy of a representation or warranty of the Company contained in this Agreement or any certificate or instrument delivered pursuant to this Agreement, (ii) any failure by the Company to perform or comply with any covenant applicable to them contained in this Agreement, and (iii) the failure of Estimated Third Party Expenses to equal or exceed Third Party Expenses. The Stockholders shall not have any right of contribution from the Company with respect to any Loss claimed by an Indemnified Party after the Effective Time.

        7.3 Escrow Arrangements.

               (a) Escrow Fund. As partial security for the indemnity provided for in Section 7.2 hereof and by virtue of this Agreement, the Stockholders will be deemed to have received and deposited with the Escrow Agent the Escrow Amount without any act of any Stockholder. The Escrow Fund shall be available to compensate the Indemnified Parties, or any of them, for any claims by such Indemnified Parties for any Losses suffered or incurred by them; provided, however, that if the Escrow Period (as defined below) has terminated, and a claim for Losses is made with respect to fraud, the claim shall be made directly against the Stockholders. Within three days after the Closing, the Escrow Amount, without any act of the Stockholders, will be deposited with the Escrow Agent hereunder, or another institution acceptable to Parent and the Stockholder Representative (as defined in Section 7.4 hereof), such deposit of the Escrow Amount to constitute an escrow fund (the "Escrow Fund") to be governed by the terms set forth herein. The Escrow Agent may execute this Agreement following the date hereof and prior to the Closing, and such later execution, if so executed after the date hereof, shall not affect the binding nature of this Agreement as of the date hereof between the other signatories hereto. Nothing herein shall limit the liability of the Company for any breach or inaccuracy of any representation, warranty or covenant contained in this Agreement if the Merger does not close. Parent may not receive any proceeds from the Escrow Fund unless and until one or more Officer's Certificates (as defined in Section 7.3(d) hereof) identifying Losses in excess of $1,000,000 in the aggregate (the "Basket Amount") has or have been delivered to the Escrow Agent as provided in Section 7.3(d) hereof, in which case Parent shall be entitled to recover all Losses so identified in excess of the Basket Amount. Notwithstanding the foregoing, Parent shall be entitled to receive payments out of the Escrow Fund for, and the Basket Amount shall not apply as a threshold to, any and all claims or payments made with respect to Third Party Expenses in excess of $750,000.

               (b) Escrow Period; Distribution upon Termination of Escrow Periods. Subject to the following requirements, the Escrow Fund shall be in existence immediately following the Effective Time and shall terminate at 5:00 p.m., P.S.T., on January 18, 2001 (the "Escrow Termination Period"); provided, however, that the Escrow Period shall not terminate with respect to any amount which, in the reasonable good faith judgment of Parent, subject to the objection of the Stockholder Representative and the subsequent arbitration of the matter in the manner provided in Section 7.3(f) hereof, is necessary to satisfy any then pending and unsatisfied claims specified in any Officer's Certificate delivered to the Escrow Agent prior to the thirtieth (30th) calendar day following the termination of the Escrow Period with respect to facts and circumstances existing prior to the termination of such Escrow Period. As soon as all such claims have been resolved, the Escrow Agent shall deliver to the Stockholders the remaining portion of the Escrow Fund, if any, not required to satisfy such claims (the "Remaining Portion"). Deliveries of the Escrow Amount out of the Escrow Fund to the Stockholders pursuant to this Section 7.3(b) shall be made in proportion to their respective Pro Rata Portions of the Escrow Fund.

               (c) Protection of Escrow Fund; Distribution of Interest from Escrow Fund; Substitution of Cash.

                      (i) The Escrow Agent shall hold and safeguard the Escrow Fund during the Escrow Period, shall treat such fund as a trust fund in accordance with the terms of this Agreement and not as the property of Parent and shall hold and dispose of the Escrow Fund only in accordance with the terms hereof.

                      (ii) Any shares of Parent Common Stock or other equity securities issued or distributed by Parent (including shares issued upon a stock split) ("New Shares") in respect of Parent Common Stock in the Escrow Fund which have not been released from the Escrow Fund shall be added to the Escrow Fund and become a part thereof. New Shares issued in respect of shares of Parent Common Stock which have been released from the Escrow Fund shall not be added to the Escrow Fund but shall be distributed to the record holders thereof. Cash dividends on Parent Common Stock shall not be added to the Escrow Fund but shall be distributed to the record holders thereof.

                      (iii) Each Stockholder shall have voting rights with respect to the shares of Parent Common Stock contributed to the Escrow Fund by such Stockholder (and on any voting securities added to the Escrow Fund in respect of such shares of Parent Common Stock).

                      (iv) Subject to Section 1.11, the Stockholder Representative may effect a sale of any or all of the shares comprising the Escrow Fund by written direction given to the Escrow Agent provided that (i) the net proceeds per share are at least equal to the Trading Price and (ii) the net proceeds equal to the Trading Price multiplied by the number of shares of Parent Common Stock so sold (the "Equivalent Net Proceeds") are retained in the Escrow Fund and are held at the election of the Stockholder Representative in an interest-bearing or non-interest bearing demand deposit account on behalf of the Stockholders. The Equivalent Net Proceeds from any such disposition and any interest accruing thereon shall be allocated among the Stockholders in accordance with their Pro Rata Portions of the Escrow Fund. Any net proceeds in excess of the Equivalent Net Proceeds shall be distributed to the Stockholders in accordance with their Pro Rata Portions of the Escrow Fund. This sale will occur at the written direction of the Stockholder Representative.

                      (v) In connection with the release to Parent of any shares in the Escrow Fund as a result of Losses incurred by Parent under the Merger Agreement, a Stockholder shall be permitted to deposit cash in escrow equal to the Trading Price times that number of shares in the Escrow Fund held on behalf of such Stockholder which are to be delivered to Parent as Losses (the "Cash Out Amount") and to obtain the release of such shares in the Escrow Fund held on behalf of such Stockholder (the "Cash Out Shares") equal to the amount of cash so deposited divided by the Trading Price. The Cash Out Amount shall be in the form of a cashier's check payable to the Escrow Agent. Parent shall provide the Escrow Agent with such instructions as may be required to cause the release of any shares to a Stockholder paying the Cash Out Amount.

               (d) Claims for Indemnification.

                      (i) Upon receipt by the Escrow Agent at any time on or before the thirtieth (30th) day following the last day of the Escrow Period of an Officer's Certificate (as defined below) and, subject to the provisions of
Section 7.3(e) and Section 7.5 hereof, the Escrow Agent shall deliver to Parent out of the Escrow Fund, as promptly as practicable, Parent Common Stock (or cash in lien thereof) held in the Escrow Fund equal to Losses specified in the Officer's Certificate. For purposes hereof, "Officer's Certificate" shall mean a certificate signed by any officer of Parent: (a) stating that Parent has paid or incurred or properly accrued or reasonably anticipates that it will have to pay, incur or accrue Losses, and (b) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid, incurred or properly accrued, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty or covenant to which such item is related.

                      (ii) For the purposes of determining the number of shares of Parent Common Stock or cash in lieu of such shares to be delivered to Parent out of the Escrow Fund as indemnity pursuant to Section 7.2 hereof, the shares of Parent Common Stock shall be valued at the Trading Price and any cash paid in lieu of such shares shall be calculated accordingly.

               (e) Objections to Claims. At the time of delivery of any Officer's Certificate to the Escrow Agent, a duplicate copy of such certificate shall be delivered to the Stockholder Representative, and for a period of thirty
(30) days after such delivery, the Escrow Agent shall make no delivery to Parent of any Escrow Amounts pursuant to Section 7.3(d) hereof unless and until the Escrow Agent shall have received written authorization from the Stockholder Representative to make such delivery. After the expiration of such thirty (30) day period, the Escrow Agent shall make delivery of the Parent Common Stock (or cash in lieu thereof) from the Escrow Fund in accordance with Section 7.3(d) hereof; provided, however, that no such payment or delivery may be made if the Stockholder Representative shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent prior to the expiration of such thirty (30) day period.

               (f) Resolution of Conflicts; Arbitration.

                      (i) In case the Stockholder Representative shall object in writing to any claim or claims made in any Officer's Certificate to recover Losses from the Escrow Fund within thirty (30) days after delivery of such Officer's Certificate, the Stockholder Representative and Parent shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Stockholder Representative and Parent should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and, in the case of a claim against the Escrow Fund, shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and distribute amounts from the Escrow Fund in accordance with the terms thereof.

                      (ii) If no such agreement can be reached after good faith negotiation, either Parent or the Stockholder Representative may demand arbitration of the matter unless the amount of the Loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration, and in either such event the matter shall be settled by arbitration conducted by one arbitrator mutually agreeable to Parent and the Stockholder Representative. In the event that within forty-five (45) days after submission of any dispute to arbitration, Parent and the Stockholder Representative cannot mutually agree on one arbitrator, Parent and the Stockholder Representative shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The arbitrator or arbitrators, as the case may be, shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrator or majority of the three arbitrators, as the case may be, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrator or a majority of the three arbitrators, as the case may be, shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys' fees and costs, to the extent as a competent court of law or equity, should the arbitrators or a majority of the three arbitrators, as the case may be, determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of the arbitrator or a majority of the three arbitrators, as the case may be, as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrator(s).

                      (iii) Judgment upon any award rendered by the arbitrator(s) may be entered in any court having jurisdiction. Any such arbitration shall be held in San Francisco County, California, under the rules then in effect of the American Arbitration Association. The arbitrator(s) shall determine how all expenses relating to the arbitration shall be paid, including without limitation, the respective expenses of each party, the fees of each arbitrator and the administrative fee of the American Arbitration Association.

               (g) Third-Party Claims. In the event Parent becomes aware of a third-party claim which Parent reasonably believes may result in a demand against the Escrow Fund, Parent shall notify the Stockholder Representative of such claim, and the Stockholder Representative shall be entitled on behalf of the Stockholders, at its expense, to participate in, but not to determine or conduct, the defense of such claim. Parent shall have the right in its sole discretion to conduct the defense of and settle any such claim; provided, however, that except with the consent of the Stockholder Representative, no settlement of any such claim with third-party claimants shall be determinative of the amount of Losses relating to such matter. In the event that the Stockholder Representative has consented in writing to any such settlement, the Stockholders shall have no power or authority to object under any provision of this Article VII to the amount of any claim by Parent against the Escrow Fund with respect to such settlement.

               (h) Escrow Agent's Duties. Prior to the Effective Time, Parent shall select the Escrow Agent. Unless otherwise set forth in a separate escrow agreement with the Escrow Agent:

                      (i) The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein, and as set forth in any additional written escrow instructions which the Escrow Agent may receive after the date of this Agreement which are signed by an officer of Parent and the Stockholder Representative, and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be liable for any act done or omitted hereunder as Escrow Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of legal counsel shall be conclusive evidence of such good faith.

                      (ii) The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person, excepting only orders or process of courts of law, and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court, the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

                      (iii) The Escrow Agent shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

                      (iv) The Escrow Agent shall not be liable for the expiration of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Escrow Agent.

                      (v) In performing any duties under this Agreement, the Escrow Agent shall not be liable to any party for damages, losses, or expenses, except for negligence or willful misconduct on the part of the Escrow Agent. The Escrow Agent shall not incur any such liability for (A) any act or failure to act made or omitted in good faith, or (B) any action taken or omitted in reliance upon any instrument, including any written statement of affidavit provided for in this Agreement that the Escrow Agent shall in good faith believe to be genuine, nor will the Escrow Agent be liable or responsible for forgeries, fraud, impersonations, or determining the scope of any representative authority. In addition, the Escrow Agent may consult with legal counsel in connection with performing the Escrow Agent's duties under this Agreement and shall be fully protected in any act taken, suffered, or permitted by him/her in good faith in accordance with the advice of counsel. The Escrow Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement.

                      (vi) If any controversy arises between the parties to this Agreement, or with any other party, concerning the subject matter of this Agreement, its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold all documents and the Escrow Amount and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in the Escrow Agent's discretion, may be required, despite what may be set forth elsewhere in this Agreement. In such event, the Escrow Agent will not be liable for damages. Furthermore, the Escrow Agent may at its option, file an action of interpleader requiring the parties to answer and litigate any claims and rights among themselves. The Escrow Agent is authorized to deposit with the clerk of the court all documents and the Escrow Amounts held in escrow, except all costs, expenses, charges and reasonable attorney fees incurred by the Escrow Agent due to the interpleader action and which the parties jointly and severally agree to pay. Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of this Agreement.

                      (vii) The parties and their respective successors and assigns agree jointly and severally to indemnify and hold Escrow Agent harmless against any and all losses, claims, damages, liabilities, and expenses, including reasonable costs of investigation, counsel fees, including allocated costs of in-house counsel and disbursements that may be imposed on Escrow Agent or incurred by Escrow Agent in connection with the performance of his/her duties under this Agreement, including but not limited to any litigation arising from this Agreement or involving its subject matter, other than those arising out of the negligence or willful misconduct of the Escrow Agent.

                      (viii) The Escrow Agent may resign at any time upon giving at least thirty (30) days written notice to the Parent and the Stockholder Representative; provided, however, that no such resignation shall become effective until the appointment of a successor escrow agent which shall be accomplished as follows: Parent and the Stockholder Representative shall use their best efforts to mutually agree on a successor escrow agent within thirty
(30) days after receiving such notice. If the parties fail to agree upon a successor escrow agent within such time, the Escrow Agent shall have the right to appoint a successor escrow agent authorized to do business in the Commonwealth of Massachusetts. The successor escrow agent shall execute and deliver an instrument accepting such appointment and it shall, without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor escrow agent as if originally named as escrow agent. Upon appointment of a successor escrow agent, the Escrow Agent shall be discharged from any further duties and liability under this Agreement.

               (i) Fees. All fees of the Escrow Agent for performance of its duties hereunder shall be paid by Parent in accordance with the standard fee schedule of the Escrow Agent. It is understood that the fees and usual charges agreed upon for services of the Escrow Agent shall be considered compensation for ordinary services as contemplated by this Agreement. In the event that the conditions of this Agreement are not promptly fulfilled, or if the Escrow Agent renders any service not provided for in this Agreement, or if the parties request a substantial modification of its terms, or if any controversy arises, or if the Escrow Agent is made a party to, or intervenes in, any litigation pertaining to the Escrow Fund or its subject matter, the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs, attorney's fees, including allocated costs of in-house counsel, and expenses occasioned by such default, delay, controversy or litigation.

               (j) Consequential Damages. In no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

               (k) Successor Escrow Agents. Any corporation into which the Escrow Agent in its individual capacity may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Escrow Agent in its individual capacity shall be a party, or any corporation to which substantially all the corporate trust business of the Escrow Agent in its individual capacity may be transferred, shall be the Escrow Agent under this Escrow Agreement without further act.

        7.4 Stockholder Representative.

               (a) Each of the Stockholders hereby appoints Joseph Chappell its agent and attorney-in-fact, as the Stockholder Representative for and on behalf of the Stockholders, to give and receive notices and communications, to authorize payment to Parent of shares of Parent Common Stock or cash from the Escrow Fund in satisfaction of claims by Parent, to object to such payments, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all other actions that are either (i) necessary or appropriate in the judgment of the Stockholder Representative for the accomplishment of the foregoing or (ii) specifically mandated by the terms of this Agreement. Such agency may be changed by the Stockholders from time to time upon not less than thirty (30) days prior written notice to Parent; provided, however, that the Stockholder Representative may not be removed unless holders of a two-thirds interest of the Escrow Fund agree to such removal and to the identity of the substituted agent. Any vacancy in the position of Stockholder Representative may be filled by the holders of a majority in interest of the Escrow Fund. No bond shall be required of the Stockholder Representative, and the Stockholder Representative shall not receive compensation for its services. Notices or communications to or from the Stockholder Representative shall constitute notice to or from the Stockholders.

               (b) The Stockholder Representative shall not be liable for any act done or omitted hereunder as the Stockholder Representative while acting in good faith and in the exercise of reasonable judgment. The Stockholders on whose behalf the Escrow Amount was contributed to the Escrow Fund shall indemnify the Stockholder Representative and hold the Stockholder Representative harmless against any loss, liability or expense incurred without negligence or bad faith on the part of the Stockholder Representative and arising out of or in connection with the acceptance or administration of the Stockholder Representative's duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Stockholder Representative. After all claims for Losses by Parent set forth in Officers' Certificates delivered to the Escrow Agent and the Stockholder Representative has been satisfied, or reserved against, the Stockholder Representative, with the consent of the majority in interest in the Escrow Fund, may recover from the Escrow Fund at the end of the Escrow Period payments not yet paid for any expenses incurred in connection with the Stockholder Representative's representation hereby.

               (c) A decision, act, consent or instruction of the Stockholder Representative, including but not limited to an amendment, extension or waiver of this Agreement pursuant to Section 8.3 and Section 8.4 hereof, shall constitute a decision of the Stockholders and shall be final, binding and conclusive upon the Stockholders; and the Escrow Agent and Parent may rely upon any such decision, act, consent or instruction of the Stockholder Representative as being the decision, act, consent or instruction of the Stockholders. The Escrow Agent and Parent are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Stockholder Representative.

               (d) Subject to Parent's prior claims for indemnification against the Escrow Fund, the Stockholder Representative shall be entitled to receive payment for its reasonable and documented expenses therefrom, prior to any payments to the Stockholders.

        7.5 Maximum Payments; Remedy. Notwithstanding anything to the contrary set forth in this Article VII or elsewhere in this Agreement, if the Merger is consummated the maximum amount the Indemnified Parties may recover from the Stockholders pursuant to the indemnity obligations set forth in Section 7.2 hereof shall be limited to an amount equal to each such Stockholder's Pro Rata Portion of the Escrow Fund; provided however, that such limitation shall not apply with respect to fraud claims by taxing authorities relating to Taxes or liabilities related to, assessable upon, or based upon, the transactions undertaken in connection with that certain Recapitalization, Stock Purchase and Shareholders Agreement, dated as of February 13, 1998 among the Company, Toyo Information Systems Co. Ltd. and the other parties thereto.

                                  ARTICLE VIII
                        TERMINATION, AMENDMENT AND WAIVER

        8.1 Termination. Except as provided in Section 8.2 hereof, this Agreement may be terminated and the Merger abandoned at any time prior to the
Closing:

               (a) by mutual agreement of the Company and Parent;

               (b) by Parent or the Company if the Effective Time shall not have occurred by July 31, 2000; provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes breach of this Agreement;

               (c) by Parent or the Company if: (i) there shall be a final non-appealable order of a federal or state court in effect preventing consummation of the Merger, or (ii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Closing by any Governmental Entity that would make consummation of the Closing illegal;

               (d) by Parent if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity, which would: (i) prohibit Parent's ownership or operation of any portion of the business of the Company or (ii) compel Parent or the Company to dispose of or hold separate all or any portion of the business or assets of the Company or Parent as a result of the Merger;

               (e) by Parent if there has been a breach of any representation, warranty, covenant or agreement of the Company contained in this Agreement such that the conditions set forth in Section 6.2(a) would not be satisfied and such breach has not been cured within ten (10) calendar days after written notice thereof to the Company; provided, however, that no cure period shall be required for a breach which by its nature cannot be cured; or

               (f) by the Company if there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement such that the conditions set forth in Section 6.3(a) would not be satisfied and such breach has not been cured within ten (10) calendar days after written notice thereof to Parent; provided, however, that no cure period shall be required for a breach which by its nature cannot be cured.

        8.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 8.1 hereof, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent or the Company, or their respective officers, directors or stockholders, if applicable; provided, however, that each party hereto shall remain liable for any breaches of this Agreement prior to its termination; and provided further, however, that, the provisions of Sections 5.4, 5.5 and 5.6 hereof, Article IX hereof and this
Section 8.2 shall remain in full force and effect and survive any termination of this Agreement pursuant to the terms of this Article VIII.

        8.3 Amendment. This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto. For purposes of this Section 8.3, the Stockholders agree that any amendment of this Agreement signed by the Stockholder Representative shall be binding upon and effective against the Stockholders whether or not they have signed such amendment.

        8.4 Extension; Waiver. At any time prior to the Closing, Parent, on the one hand, and the Company, on the other hand, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. For purposes of this Section 8.4, the Stockholders agree that any extension or waiver signed by the Stockholder Representative shall be binding upon and effective against all Stockholders whether or not they have signed such extension or waiver.

                                   ARTICLE IX
                               GENERAL PROVISIONS

        9.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial messenger or courier service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice); provided, however, that notices sent by mail will not be deemed given until received:

               (a)    if to Parent, to:

                      OnDisplay, Inc.
                      12667 Alcosta Boulevard, Suite 300
                      San Ramon, CA 94583
                      Attention: David Larson
                      Facsimile No.:  (925) 480-1000

                      with a copy to:

                      Wilson Sonsini Goodrich & Rosati
                      Professional Corporation
                      Spear Street Tower
                      One Market Street
                      San Francisco, CA 94105
                      Attention:  Michael J. Kennedy, Esq.
                      Facsimile No.: (415) 222-9633


               (b)    if to the Company or the Stockholder
                      Representative, to:

                      Oberon Software Incorporated
                      215 First Street
                      Cambridge, MA 02142-1268
                      Attention:  Joseph Chappell
                      Facsimile No.:  (617) 494-0434

                      with a copy to:

                      Hale and Dorr LLP
                      60 State Street
                      Boston, MA 02109
                      Attention:  Jay E. Bothwick
                      Facsimile No.:  (617) 526-5000

               (c) If to the Escrow Agent, to its address as it may notify each party hereto from time to time.

        9.2 Interpretation. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        9.3 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

        9.4 Entire Agreement; Assignment. This Agreement, the exhibits hereto, the Company Disclosure Schedule, the Confidential Disclosure Agreement, and the documents and instruments and other agreements among the parties hereto referenced herein: (i) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings both written and oral, among the parties with respect to the subject matter hereof, (ii) are not intended to confer upon any other person any rights or remedies hereunder, and (iii) shall not be assigned by operation of law or otherwise, except that Parent and Merger Sub may assign its rights and delegate its obligations hereunder to its affiliates as long as Parent remains ultimately liable for all of Parent's and Merger Sub's obligations hereunder. Parent intends to substitute a Massachusetts corporation for Merger Sub as a party to the Agreement.

        9.5 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

        9.6 Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

        9.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of any court within the Commonwealth of Massachusetts, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the Commonwealth of Massachusetts for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process.

        9.8 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefor, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

                  [Remainder of Page Intentionally Left Blank]

        IN WITNESS WHEREOF, Parent, Sub, the Company, the Principal Stockholders, the Escrow Agent and the Stockholder Representative have caused this Agreement to be signed, all as of the date first written above.

OBERON SOFTWARE INCORPORATED             ONDISPLAY, INC.

By:                                      By:
   -------------------------------          ------------------------------------
Name:                                    Name:
     -----------------------------            ----------------------------------
Title:                                   Title:
      ----------------------------             ---------------------------------


                                         OBIONE ACQUISITION CORPORATION

                                         By:
                                            ------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------


                                         STOCKHOLDERS' REPRESENTATIVE:

                                         By:
                                            ------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------


            [SIGNATURE PAGE TO AGREEMENT AND PLAN OF REORGANIZATION]